                              PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED AUGUST 5, 1999)

                                                          Filed Pursuant to
                                                       Rule 424(b)(3) and (c)
                                                   Commission File No. 333-83315



                               THE viaLINK COMPANY

                           [The viaLink Company Logo]


                                112,500 SHARES OF
                                  COMMON STOCK

                                  ------------



RECENT DEVELOPMENTS

The viaLink Company's prospectus dated August 5, 1999 is hereby supplemented by including therein viaLink's current report on Form 8-K dated October 27, 1999, a copy of which is attached to this prospectus supplement.



                                  ------------


           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 2, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    FORM 8-K

                                 CURRENT REPORT
                                   ON FORM 8-K
                                   PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):         October 12, 1999
                                                   -----------------------------


                               THE VIALINK COMPANY
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)



000-21729                                                            73-1247666
--------------------------------------------------------------------------------
(Commission File Number)                                          (IRS Employer
                                                             Identification No.)


13800 Benson Road, Edmond, Oklahoma                                  73013-6417
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


                                 (405) 936-2500
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

STRATEGIC RELATIONSHIP WITH I2 TECHNOLOGIES, INC.

         On October 12, 1999 The viaLink Company entered into a strategic relationship with i2 Technologies, Inc., a Delaware corporation ("i2"), to integrate certain of the products and services of viaLink and i2. The primary focus of the alliance is to integrate the products and services of our two companies and to extend the solutions across multiple industries. i2 will use our Item Catalog(TM) services to provide product, price and promotion information to facilitate business processes between trading partners using an Internet-accessible shared database. Our two companies will also develop joint sales and marketing programs, and develop enhancements to the viaLink services. Additionally, i2 invested $5.0 million in us in exchange for 223,884 shares of viaLink common stock and a warrant to purchase up to an additional 186,567 shares of our common stock at an exercise price of $26.80. This strategic relationship consists of five agreements: an Alliance and Marketing Agreement, a Software License Agreement, a Securities Purchase Agreement, a Common Stock Purchase Warrant and a Registration Rights Agreement.

ALLIANCE AND MARKETING AGREEMENT

         The Alliance Agreement between i2 an us provides that (i) viaLink will utilize i2's sales, marketing and technology resources; (ii) viaLink and i2 will provide connectivity between our respective products and services; and (iii) viaLink and i2 will develop joint sales and marketing programs; (iv) i2 will offer viaLink's Item Catalog and Chain Pricing Services to its existing and future customers in the Consumer Packaged Goods and Food Service industries; and
(v) viaLink will provide i2 the exclusive right to offer viaLink's Item Catalog and Chain Pricing Services to its existing and future customers outside of the Consumer Packaged Goods and Food Service industries. Under the Alliance Agreement, we have agreed to pay i2 a royalty of five percent (5%) of revenues from Item Catalog and Chain Pricing Subscription revenues during the term of the agreement. Additionally, we have agreed to pay a royalty to i2 based upon subscription revenues from Item Catalog and Chain Pricing Services for new customers in which i2 had Significant Involvement in the sales process (as defined in the agreement). i2 has agreed to pay us a royalty based upon revenues i2 receives from providing the viaLink services to any customer of i2 outside of the Consumer Packaged Goods and Food Service industries. The initial term of the agreement will expire on December 31, 2003 and will automatically renew on a year to year basis thereafter unless terminated by either party.

         As part of the Alliance and Marketing Agreement, we also entered into a Software License Agreement which grants i2 a limited, nonexclusive, non-transferable, non-assignable, world-wide license to install and configure the software covered by the agreement on i2's computers and telecommunications equipment and use the software to provide services to i2 customers as contemplated by the Alliance and Marketing Agreement.

INVESTMENT IN VIALINK

         Pursuant to the Securities Purchase Agreement i2 paid us $5,000,000 in consideration for the following: (i) 223,884 shares of our common stock and (ii) a warrant to purchase up to

186,567 shares of our common stock at an exercise price of $26.80 per share. The warrant is exercisable at any time on or before October 12, 2001. Additionally, the agreement provides that i2 shall have the right to designate one nominee to the Board of Directors of viaLink as long as (i) i2 owns not less than 4% of our outstanding common stock and the Alliance and Marketing Agreement has not been terminated or (ii) i2 owns not less than 10% of the our outstanding common stock. We also granted to i2 a right of first refusal to purchase a portion of any future securities offerings equal to the portion of the then outstanding common stock of viaLink held by i2. As of the date of the Securities Purchase Agreement, i2 beneficially owned 11.5% of our common stock.

         The warrant can be exercised immediately and expires on October 12, 2001. As of the date of the issuance of the warrant, the warrant conversion price was above the value of our stock. However, the fair market value of the warrant will result in a non-cash charge to our statement of operations.

         We also granted to i2 certain demand and piggyback registration rights pursuant to a Registration Rights Agreement.

         Copies of the Securities Purchase Agreement, Registration Rights Agreement, Common Stock Purchase Warrant, Alliance and Marketing Agreement and Software License Agreement, each dated as of October 12, 1999, by and between the Registrant and i2 Technologies, Inc., are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively.

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.
            4.4 Securities Purchase Agreement, dated October 12, 1999, by and between The viaLink Company and i2 Technologies, Inc.

            4.5 Registration Rights Agreement, dated October 12, 1999, by and between The viaLink Company and i2 Technologies, Inc.

            4.6 Common Stock Purchase Warrant, dated October 12, 1999 (i2 may purchase up to 186,567 shares of viaLink's common stock at an exercise price of $26.80 per share; the warrant expires on October 12, 2001)

            10.1* Alliance and Marketing Agreement, dated October 12, 1999, by and between The viaLink Company and i2 Technologies, Inc.

            10.2 Software License Agreement, dated October 12, 1999, by and between The viaLink Company and i2 Technologies, Inc.


* Concurrently with the filing of this Form 8-K, the Company has filed with the Securities and Exchange Commission a Confidential Request Letter pursuant to Rule 24b-2 requesting confidential treatment of certain portions of Exhibit 10.1, which exhibit has been redacted accordingly in this filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    THE VIALINK COMPANY



Date:  October 27, 1999
                                                    By: /s/  LEWIS B. KILBOURNE
                                                        ------------------------
                                                        Lewis B. Kilbourne
                                                        Chief Executive Officer

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------

4.4        Securities Purchase Agreement, dated October 12, 1999, by and between
           The viaLink Company and i2 Technologies, Inc.

4.5        Registration Rights Agreement, dated October 12, 1999, by and between
           The viaLink Company and i2 Technologies, Inc.

4.6 Common Stock Purchase Warrant, dated October 12, 1999 (i2 may purchase up to 186,567 shares of viaLink's common stock at an exercise price of $26.80 per share; the warrant expires on October
           12, 2001)

10.1* Alliance and Marketing Agreement, dated October 12, 1999, by and between The viaLink Company and i2 Technologies, Inc.

10.2       Software License Agreement, dated October 12, 1999, by and between
           The viaLink Company and i2 Technologies, Inc.






* Concurrently with the filing of this Form 8-K, the Company has filed with the Securities and Exchange Commission a Confidential Request Letter pursuant to Rule 24b-2 requesting confidential treatment of certain portions of Exhibit 10.1, which exhibit has been redacted accordingly in this filing.

                                                                    EXHIBIT 4.4


                         SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              THE viaLINK COMPANY

                                      AND

                             i2 TECHNOLOGIES, INC.

                               TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF SECURITIES.....................................1

   1.1       Purchase and Sale of Securities..................................1

ARTICLE II CLOSING............................................................2

   2.1       The Closing......................................................2

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................2

   3.1       Organization, Standing and Power.................................2
   3.2       Capital Structure................................................2
   3.3       Authority........................................................3
   3.4       SEC Documents; Financial Statements..............................4
   3.5       Absence of Undisclosed Liabilities...............................4
   3.6       Broker's and Finders' Fees.......................................4
   3.7       Board Approval...................................................5
   3.8       No Material Adverse Change.......................................5
   3.9       Litigation.......................................................5
   3.10      Representations Complete.........................................5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER........................5

   4.1       Corporate Organization...........................................5
   4.2       Authorization....................................................5
   4.3       No Violation.....................................................6
   4.4       Brokers and Finders..............................................6
   4.5       Corporate Approval...............................................6
   4.6       Investment Intent................................................6
   4.7       Access to Information............................................6
   4.8       Accredited Investor..............................................6
   4.9       Restricted Securities............................................6
   4.10      Further Limitations on Disposition...............................7

ARTICLE V COVENANTS...........................................................7

   5.1       Further Assurances...............................................7
   5.2       Board Representation.............................................8
   5.3       Right of First Refusal...........................................8
   5.4       Market Stand-Off.................................................9
   5.5       Listing of Common Stock..........................................9
   5.6       Standstill Agreement.............................................9

ARTICLE VI DELIVERIES AT CLOSING.............................................10

   6.1       Warrant to Purchase Common Stock................................10

   6.2       Registration Rights Agreement...................................10
   6.3       Stock Certificate...............................................10
   6.4       Legal Opinion...................................................10
   6.5       Payment of Consideration........................................12

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION......12

   7.1       Survival of Representations.....................................12
   7.2       Statements as Representations...................................12
   7.3       Indemnification by the Company..................................12
   7.4       Indemnification by Purchaser....................................13
   7.5       Limitation of Liability.........................................13

ARTICLE VIII MISCELLANEOUS PROVISIONS........................................13

   8.1       Amendment and Modifications.....................................13
   8.2       Waiver of Compliance............................................13
   8.3       Expenses........................................................13
   8.4       Remedies Waiver.................................................14
   8.5       Notices.........................................................14
   8.6       Assignment......................................................15
   8.7       Publicity.......................................................15
   8.8       Severability....................................................15
   8.9       Arbitration of Disputes.........................................15
   8.10      Governing Law...................................................16
   8.11      Counterparts....................................................16
   8.12      Headings........................................................16
   8.13      Third Parties...................................................16
   8.14      Further Assurances..............................................16
   8.15      Schedules.......................................................16
   8.16      Entire Agreement................................................16

LIST OF SCHEDULES

Company Disclosure Schedule
Purchaser Disclosure Schedule

                         SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement ("AGREEMENT") is made and entered into as of October 12, 1999, by and between THE viaLINK COMPANY, an Oklahoma corporation (the "COMPANY"), and i2 TECHNOLOGIES, INC., a Delaware corporation ("PURCHASER").

                                    RECITALS

         WHEREAS, the Company is authorized to issue shares of the Company's $0.001 par value common stock ("COMMON STOCK") and the warrant to purchase shares of Common Stock described herein;

         WHEREAS, in connection with and in consideration for the payment by Purchaser to the Company of $5,000,000 at Closing (as hereinafter defined), the Company shall issue to Purchaser (i) 223,884 shares (the "SHARES") of Common Stock and (ii) a warrant to purchase an additional 186,567 shares of the Company's Common Stock (the "WARRANT SHARES") at an exercise price of $26.80 per share (the "WARRANT"), exercisable at any time on or before the date which is two years following the Closing, all as more fully described herein and the attachments hereto; and

         WHEREAS, Purchaser and the Company have on this date executed and entered into certain other agreements to set forth their mutual agreements regarding (i) the marketing and sale of products and services and certain other matters, in the form of an Alliance Agreement and a Software License, and (ii) the registration of the Shares and the Common Stock issuable upon exercise of the Warrant, in the form of a Registration Rights Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                        PURCHASE AND SALE OF SECURITIES

                  1.1 Purchase and Sale of Securities. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and agreements herein contained, on the Closing Date, the Company shall issue to Purchaser, and Purchaser shall acquire from the Company, the Shares and the Warrant free and clear of all liens, security interests, options, rights, mortgages, pledges, restrictions on transferability of any type (other than (i) restrictions on transferability as may be applicable under federal and state securities laws, (ii) as set forth herein or therein and/or
(iii) those created by Purchaser) and Purchaser shall pay on the Closing Date to the Company $5,000,000 (the "CASH CONSIDERATION") by wire transfer to such account as is designated by the Company to Purchaser in writing.

                                  ARTICLE II

                                    CLOSING

                  2.1 The Closing. The consummation of the sale and purchase of the Shares and the Warrant referred to in Section 1.1 (the "CLOSING") shall take place on October 12, 1999 at the offices of Winstead Sechrest & Minick P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas 75270, or at such other date, time or place as the parties hereto mutually agree, either verbally or in writing. Such date is referred to herein as the "CLOSING DATE," and the Closing shall be deemed to be effective as of 9:00 a.m., Central Time, on the Closing Date.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a document of even date herewith and delivered by the Company to Purchaser prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Purchaser as follows:

                  3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Company. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

                  3.2 Capital Structure. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which there were issued and outstanding as of the close of business on September 30, 1999, 3,307,318 shares of Common Stock and no shares of preferred stock. All outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and have been issued in compliance with all federal and state securities laws. The Company has no subsidiaries. Except as set forth in
Section 3.2 of the Company Disclosure Schedule, there are no (a) options, warrants, stock appreciation rights or other similar rights, agreements, arrangements or commitments of any character obligating the Company to issue or sell shares of its capital stock, (b) notes, bonds, debentures or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of the Company may vote or (c) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or any other capital stock of, or any equity interest in, the Company. The Shares, the Warrant and the Warrant Shares (collectively, the "SECURITIES") have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and are validly issued. The Shares are, and, when issued pursuant to the terms and conditions set forth in the Warrant, the Warrant Shares will be, fully paid and non-assessable, and no holder of Securities is or will be subject to personal liability with respect to the obligations of the Company by reason of being such a holder. The Shares and the Warrant are, and the Warrant Shares, when issued, shall be, free of preemptive rights or rights of first refusal created by statute, the Company's Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or by which it is bound and, based on the representations of Purchaser contained in Sections 4.6, 4.7 and 4.8 of this Agreement, are and shall be issued in compliance with all federal and state securities laws. Except for Form D filings required to perfect exemptions under applicable federal and/or state securities laws and the filing of an application to list additional shares of Common Stock with the Nasdaq SmallCap Market, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Operative Agreements (as hereinafter defined) or for the offering, issuance or sale of the Securities. The form of certificate that will be used to evidence the Shares will comply in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and with the requirements of the Nasdaq SmallCap Market.

                  3.3 Authority. The Company has corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Alliance Agreement, the Software License and the Warrant (collectively, the "OPERATIVE AGREEMENTS") and to consummate the transactions contemplated by the Operative Agreements. The Company has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby. The Operative Agreements have been duly executed and delivered by the Company. This Agreement and the other Operative Agreements are valid and binding agreements of the Company enforceable in accordance with their terms, except that: (a) the enforceability of this Agreement and the other Operative Agreements may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; (b) the enforceability of this Agreement and the other Operative Agreements is subject to and may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws relating to or affecting the rights of creditors generally; and
(c) any rights to indemnification and contribution may be limited by federal or state securities laws and public policy considerations. The execution and delivery of this Agreement and the other Operative Agreements does not, and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Operative Agreements (a) shall not, with or without notice or lapse of time, or both, conflict with or constitute a breach of, or default or acceleration event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. Assuming the accuracy of the representations and warranties of Purchaser in Sections 4.6, 4.7 and 4.8 of this Agreement and except as expressly contemplated by this Agreement or the agreements, instruments and documents contemplated hereby, no consent, approval order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority (each a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or in connection with the execution and delivery of this Agreement or the other Operative Agreements or the consummation by the Company of the transactions contemplated hereby or thereby, and (b) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

                  3.4 SEC Documents; Financial Statements. The Company has made available to Purchaser each statement, report, registration statement (with each prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "SECURITIES ACT")), definitive proxy statement, and other filing filed with the Securities and Exchange Commission ("SEC") by the Company since December 31, 1998 (collectively, the "COMPANY SEC DOCUMENTS"). In addition, the Company has made available to Purchaser all exhibits to the Company SEC Documents filed prior to the date hereof. As of their respective filing dates, the Company SEC Documents were filed on a timely basis and complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company, including the notes thereto, included in the Company SEC Documents (the "COMPANY FINANCIAL STATEMENTS") (i) have been prepared in accordance with the published regulations of the SEC and in accordance with generally accepted accounting principles ("GAAP") (except to the extent as may be indicated in the notes thereto and with respect to interim Company Financial Statements included in Quarterly Reports on Form 10-QSB (promulgated under the Exchange Act), as required by Form 10-QSB) and (ii) fairly present the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

                  3.5 Absence of Undisclosed Liabilities. The Company has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in the Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1999 (the "COMPANY BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under generally accepted accounting principles, and
(iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice.

                  3.6 Broker's and Finders' Fees. The Company has not incurred, nor shall it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.7 Board Approval. The Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby. No vote or consent of the Company's stockholders is required for the consummation of the transactions contemplated hereby.

                  3.8 No Material Adverse Change. Since the date of the Company Balance Sheet, the Company has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of the Company other than continuing operating losses and declining stock price; (b) any amendment or change in the Certificate of Incorporation or Bylaws of the Company; or (c) any damage to, destruction or loss of any assets of the Company, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of the Company.

                  3.9 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company has received any notice of assertion against the Company which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                  3.10 Representations Complete. None of the representations or warranties made by the Company herein or in any Schedule hereto, including the Company Disclosure Schedule, or certificate furnished by the Company pursuant to this Agreement, or the Company SEC Documents, when all such documents are read together in their entirety, contains or shall contain at the Closing any untrue statement of a material fact, or omits or shall omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Except as disclosed in a document of even date herewith and delivered by Purchaser to the Company prior to the execution and delivery of this Agreement (the "PURCHASER DISCLOSURE SCHEDULE"), Purchaser represents and warrants to Company as follows:

                  4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full corporate power and authority to carry on its business as it is now being conducted.

                  4.2 Authorization. Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser has taken all action required by law, its Certificate of Incorporation and Bylaws or otherwise to authorize the execution and delivery of this Agreement and the other Operative Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Operative Agreements are valid and binding agreements of Purchaser enforceable in accordance with their terms, except that: (a) the enforceability of this Agreement and the other Operative Agreements may be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (b) the enforceability of this Agreement and the other Operative Agreements may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally.

                  4.3 No Violation. The execution and delivery of this Agreement and the other Operative Agreements do not, and the consummation of the transactions contemplated hereby and thereby shall not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Purchaser or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser or in connection with the execution and delivery of this Agreement or the other Operative Agreements or the consummation by Purchaser of the transactions contemplated hereby or thereby.

                  4.4 Brokers and Finders. Purchaser has not incurred, nor shall it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  4.5 Corporate Approval. All necessary corporate actions have been taken by Purchaser for the approval of Purchaser to enter this Agreement and the transactions contemplated hereby. No vote or consent of the stockholders of Purchaser is required for the consummation of the transactions contemplated hereby.

                  4.6 Investment Intent. Purchaser is purchasing the Shares and the Warrant for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such securities.

                  4.7 Access to Information. Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Purchaser has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Purchaser or to which the Company has access.

                  4.8 Accredited Investor. Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect. The principal place of business and the principal offices of the Purchaser are located in Irving, Texas.

                  4.9 Restricted Securities. Purchaser understands that the Securities are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  4.10 Further Limitations on Disposition. Purchaser agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Securities unless at that time either:

                  (a) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

                  (b) a registration statement under the Securities Act (a "REGISTRATION STATEMENT") covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

                  (c) an authorized representative of the SEC and all applicable state securities law agencies shall have rendered written advice to Purchaser (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities law agencies will take no action, or that the staff of the SEC and/or such state securities law agencies will recommend that the SEC and/or such state securities law agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

         All certificates representing the Securities deliverable to Purchaser and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for such securities but not as to the certificates for any part of such securities as to which said legend is no longer required.

                                   ARTICLE V

                                   COVENANTS

                  5.1 Further Assurances. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and shall use commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings to be obtained in connection with the transactions contemplated by this Agreement.

                  5.2 Board Representation. For so long as (i) Purchaser shall beneficially own (as such term is defined for purposes of the Securities Act and the rules and regulations thereunder) not less than 4.0% of the then issued and outstanding Common Stock and the Alliance Agreement has not been terminated or (ii) Purchaser shall beneficially own not less than 10.0% of the then issued and outstanding Common Stock, the Purchaser shall have the right to designate one nominee to the Board of Directors of the Company. The Company shall include such nomination in all proxy and annual meeting materials provided to its shareholders, and shall not make any competing nomination or recommend against election of such nominee.

                  5.3 Right of First Refusal. Subject to the terms and conditions specified in this Section 5.3, the Company hereby grants to the Purchaser a right of first refusal with respect to future sales by the Company of any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (collectively, "Stock"). Each time the Company proposes to offer any Stock, the Company shall first make an offering to the Purchaser in accordance with the following provisions:

                  (a) the Company shall deliver a notice by certified mail ("Notice") to the Purchaser stating (i) its bona fide intention to offer such Stock, (ii) the quantity of such Stock to be offered, and
         (iii) the price (or reasonable price range) and terms, if any, upon which it proposes to offer such Stock;

                  (b) by written notification received by the Company, within 20 calendar days after giving of the Notice, the Purchaser may irrevocably elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Stock which equals the proportion that the number of shares of Common Stock issued and held (including any shares issuable upon conversion of any Warrant then held) by Purchaser bears to the total number of shares of common stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities);

                  (c) if all Stock which Purchaser is entitled to obtain pursuant to Section 5.3(b) are not elected to be obtained as provided in Section 5.3(b), the Company may, during the 120-day period following the expiration of the period provided in Section 5.3(b), offer the remaining unsubscribed portion of such Stock to any person or persons at a price not substantially less than, and upon terms not substantially more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Stock within such period, or if such agreement is not consummated within 120 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Stock shall not be offered unless first reoffered to the Purchaser in accordance herewith;

                  (d) the right of first refusal in this Section 5.3 shall not be applicable (i) to the issuance or sale of shares of common stock (or options therefor) to employees, officers, directors, advisors or consultants of the Company for the primary purpose of soliciting or retaining their employment, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (iv) the issuance and sale of securities in an underwritten public offering if the managing underwriter(s) of such offering shall notify Purchaser in writing that the exercise of Purchaser's right of first refusal pursuant to this
         Section 5.3 would be reasonably likely to materially adversely effect the success of such offering; and

                  (e) the right of first refusal will terminate immediately prior to the closing of any merger or consolidation of the Company (i) whereby the Company's equity changes by more than 50% or (ii) in which the Company is not the surviving entity if the shareholders of the Company immediately prior to such merger or consolidation do not own at least 50% of the equity of the surviving entity after the closing of such merger or consolidation.

                  5.4 Market Stand-Off. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Company,
(a) Purchaser shall not sell or otherwise dispose of Securities prior to the 90th day after the Closing, and (b) if requested by the managing underwriter of any underwritten public offering of Common Stock by the Company for its own account, Purchaser shall agree not to sell or otherwise dispose of Securities held by Purchaser in any transaction other than pursuant to such underwriting for such period (not to exceed 180 days) as determined in the discretion of the Company or such underwriter (such agreement to be in writing in a form satisfactory to the Company and such managing underwriter), provided that Purchaser shall not be required to enter into such an agreement unless each person or entity participating in such offering, and each director and executive officer of the Company, enters into a substantially identical agreement relating to such underwriting. The Company may impose stop-transfer instructions to its transfer agent with respect to the securities subject to the restriction described in this Section 5.4 until the end of the applicable "lock-up" periods.

                  5.5 Listing of Common Stock. As soon as reasonably practicable following the Closing Date, the Company will use its best efforts to cause the Shares and Warrant Shares to be listed for trading on the Nasdaq SmallCap Market.

                  5.6 Standstill Agreement. As of the date of this Agreement, except as previously disclosed by Purchaser to the Company in writing, Purchaser confirms that neither it nor its affiliates beneficially own any debt or equity securities of the Company, or any direct or indirect options or other rights to acquire any such securities (hereinafter collectively referred to as "COMPANY SECURITIES"). Purchaser agrees that neither Purchaser nor any of its affiliates will:

                  (a) except in accordance with the terms of a specific request from the Company, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person (directly or indirectly), (i) any form of business combination, acquisition (whether of securities or assets), or other transaction relating to the Company or any majority-owned affiliate thereof or (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any majority-owned affiliate thereof,

                  (b) make, initiate or participate in any demand, request or proposal (other than a proposal made privately to the Board of Directors of the Company or any officer of the Company) to amend, waive or terminate any provision of this Agreement, or

                  (c) (i) except as expressly authorized by the last sentence of this Section 5.6, acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Company Securities (now existing or hereafter created), (ii) except in accordance with the terms of a specific request from the Company, make, initiate, or in any way participate in, any solicitation of proxies with respect to any Company Securities (now existing or hereafter created) (including by the execution of action by written consent), (iii) except in accordance with the terms of a specific request from the Company, become a participant in any election contest with respect to the Company, (iv) except in accordance with the terms of a specific request from the Company, participate in or encourage the formation of any partnership, syndicate, or other group (A) which owns or seeks or offers to acquire beneficial ownership of any Company Securities other than a partnership, syndicate or other group which in the aggregate owns less than 19.9% of the voting power of all then outstanding Company Securities, (B) which seeks to effect control of the Company or (C) for the purpose of circumventing any provision of this Agreement, or (v) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the management, board of directors, or policies of the Company and or its affiliates except pursuant to the board nominee provided pursuant to Section 5.2.

         Notwithstanding the foregoing, nothing contained herein will be deemed to restrict Purchaser from taking any action under subsection (c)(i) above if, upon consummation of such action, all Company Securities held by Purchaser, directly or indirectly, would represent nineteen and nine tenths percent (19.9%) or less of the voting power of all then outstanding Company Securities.


                                   ARTICLE VI

                             DELIVERIES AT CLOSING

                  6.1 Warrant to Purchase Common Stock. The Company shall execute and deliver to Purchaser the Warrant.

                  6.2 Registration Rights Agreement. The Company and Purchaser shall execute and enter into the Registration Rights Agreement.

                  6.3 Stock Certificate. The Company shall issue and deliver to Purchaser a stock certificate for the Shares in accordance with the provisions of this Agreement.

                  6.4 Legal Opinion. Counsel for the Company shall deliver, in form and substance satisfactory to counsel for the Purchaser, a legal opinion to the effect set forth below:

                  (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company SEC Documents and to enter into and perform its obligations under each of the Operative Agreements.

                  (b) The Securities have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein or in the Warrant, as the case may be, will be validly issued and fully paid and non-assessable, and no holder of Securities is or will be subject to personal liability with respect to the obligations of the Company by reason of being such a holder. The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company created by statute, under the Certificate of Incorporation or Bylaws of the Company or under any documents or agreements filed or incorporated by reference by the Company with the SEC as exhibits to its registration statement on Form SB-2 (Reg. No. 333-83315), including all amendments thereto (the "SEC EXHIBITS").

                  (c) The Operative Agreements have been duly authorized, executed and delivered by the Company. This Agreement, the Registration Rights Agreement and the Warrant constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally and (ii) general equitable principles (whether relief is sought at law or in equity), including concepts of materiality, reasonableness, good faith and fair dealing; and except as any rights to indemnification and contribution may be limited by federal or state securities laws and public policy considerations.

                  (d) The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Certificate of Incorporation and Bylaws of the Company and the requirements of the Nasdaq SmallCap Market.

                  (e) Except for Form D filings required to perfect exemptions under applicable federal and/or state securities laws and the filing of an application to list additional shares of Common Stock with the Nasdaq SmallCap Market, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the due authorization, execution and delivery of the Operative Agreements or for the offering, issuance or sale of the Securities.

                  (f) The execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated in the Operative Agreements (including the issuance and sale of the Securities) and compliance by the Company with its obligations under the Operative Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or acceleration event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any

         SEC Exhibit to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company are subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the Company), nor will such action result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations.

         In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                  6.5 Payment of Consideration. Purchaser shall deliver the Cash Consideration specified in Section 1.1.

                                  ARTICLE VII

                        SURVIVAL OF REPRESENTATIONS AND
                          WARRANTIES; INDEMNIFICATION

                  7.1 Survival of Representations. All representations and warranties of the parties as contained in this Agreement (including the Disclosure Schedules) shall survive the Closing and shall terminate on the date that is one year after the Closing; provided that there shall be no limitation period for matters involving fraud or intentional misrepresentation nor for covenants and agreements of the parties.

                  7.2 Statements as Representations. All statements contained in the Company Disclosure Schedule and any certificate delivered pursuant to this Agreement shall be deemed representations and warranties within the meaning of Section 7.1 hereof.

                  7.3 Indemnification by the Company . Subject to the limitations set forth in this Article VII, the Company hereby agrees to indemnify, defend and hold harmless Purchaser, any subsidiary, director, officer, employee, agent or representative of Purchaser (individually, a "PURCHASER INDEMNITEE" and collectively, "PURCHASER INDEMNITEES") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, attorneys' fees and expenses (collectively, "DAMAGES") asserted against, resulting from, imposed upon or incurred by the Purchaser Indemnitees or any Purchaser Indemnitee, resulting from, or arising out of any breach of any representation, warranty or agreement of the Company, contained in or made pursuant to this Agreement. Exercise of the foregoing indemnification rights shall be the sole remedy of any Purchaser Indemnitee with respect to any breach by the Company of its representations or warranties contained in this Agreement. The maximum aggregate liability of the Company pursuant to this Section 7.3 with respect to any breach by the Company of such representations or warranties will be limited to Five Million and 00/100 Dollars ($5,000,000.00), plus any amounts paid by Purchaser to exercise the Warrant, whether such liability is asserted in an action brought in contract, in tort or pursuant to some other theory and whether the possibility of such liability was made known to or was foreseeable by the Company. Accordingly, the Purchaser agrees to assume the responsibility for insuring against or otherwise bearing the risk of greater damages.

                  7.4 Indemnification by Purchaser. Subject to the limitations set forth in this Article VII, Purchaser hereby agrees to indemnify, defend and hold harmless the Company, any subsidiary, director, officer, employee, agent or representative of the Company (individually, an "COMPANY INDEMNITEE" and collectively, "COMPANY INDEMNITEES") from and against all Damages asserted against, resulting from, imposed upon or incurred by the Company Indemnitees or any Company Indemnitee, resulting from, or arising out of any breach of any representation, warranty or agreement of Purchaser, contained in or made pursuant to this Agreement. Exercise of the foregoing indemnification rights shall be the sole remedy of any Company Indemnitee with respect to any breach by Purchaser of its representations or warranties contained in this Agreement.

                  7.5 Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         THE FOREGOING LIMITATION OF LIABILITY IS AN EXPRESSLY BARGAINED FOR PORTION OF THE CONSIDERATION FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.1 Amendment and Modifications. This Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

                  8.2 Waiver of Compliance. Any failure of the Company or Purchaser to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  8.3 Expenses. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, actuaries and accountants.

                  8.4 Remedies Waiver. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right. No right or remedy of a party shall be deemed waived unless expressly made a term, covenant or condition in this Agreement.

                  8.5 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by commercial delivery service, sent by facsimile transmission with confirmation of receipt, or mailed by certified or registered mail (return receipt requested) with postage prepaid, to the parties at the following address (or such other address for a party as shall be specified by like notice):

                  if to the Company, to:

                           The viaLINK Company
                           13800 Benson Rd.
                           Edmond, Oklahoma 73103
                           Attn:  J. Andrew Kerner
                           Fax:  (405) 936-2599

                           with a copy (which shall not constitute notice) to:

                           Richard M. Klinge & Associates, P.C.
                           510 E. Memorial Road, Suite C-1
                           Oklahoma City, Oklahoma 73114
                           Attention: Richard M. Klinge, Esq.
                           Fax: (405) 775-9003

                           and a copy (which shall not constitute notice) to:

                           Winstead Sechrest & Minick P.C.
                           5400 Renaissance Tower
                           1201 Elm Street
                           Dallas, Texas 75270
                           Attn: Robert E. Crawford, Jr., Esq.
                           Fax:  (214) 745-5390

                  if to Purchaser, to:

                           i2 Technologies, Inc.
                           909 E. Las Colinas Blvd., 16th Floor
                           Irving, Texas 75039
                           Attn:  Robert C. Donohoo
                           Fax:  (214) 860-6893
                           with a copy (which shall not constitute notice) to:

                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701
                           Attn:  Ronald G. Skloss
                           fax:  (512) 477-5813

                  8.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other party.

                  8.7 Publicity. Neither the Company nor Purchaser shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency or by obligations pursuant to any listing agreement with any national securities exchange or with the National Association of Securities Dealers, Inc., except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and content of such announcement before such announcement is made.

                  8.8 Severability. If any portion of this Agreement shall be deemed illegal, void or unenforceable by a court of competent jurisdiction, the remaining portions will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

                  8.9 Arbitration of Disputes. The parties agree that any controversy or claim (whether such controversy or claim is based upon or sounds in statute, contract, tort or otherwise) arising out of or relating to this Agreement, any performance or dealings between the parties with respect to this Agreement, or any dispute arising out of the interpretation or application of this Agreement, which the parties are not able to resolve, shall be settled exclusively by arbitration in Dallas, Texas by a single arbitrator pursuant to the American Arbitration Association's Commercial Arbitration Rules then in effect and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof and such arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant. The arbitrator shall be chosen from a panel of licensed attorneys having at least fifteen (15) years of professional experience who are familiar with the subject matter of this Agreement. The arbitrator shall be appointed within thirty (30) days of the date the demand for arbitration was sent to the other party. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements incurred in addition to any other relief to which such party may be entitled.

                  8.10 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas (excluding its choice of laws rules).

                  8.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.12 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

                  8.13 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  8.14 Further Assurances. Each of the parties hereto agrees that from time to time, at the request of any of the other parties hereto and without further consideration, it will execute and deliver such other documents and take such other action as such other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

                  8.15 Schedules. The Schedules to this Agreement are deemed incorporated in this Agreement and may contain information that is not expressly required to be disclosed by this Agreement.

                  8.16 Entire Agreement. This Agreement, including the Schedules hereto, the other documents and the certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly and in accordance with its terms and without strict construction in favor of or against either party.

                           [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                          i2 TECHNOLOGIES, INC.,
                                          a Delaware corporation


                                          By: /s/ Robert C. Donohoo
                                             ---------------------------
                                          Name: Robert C. Donohoo
                                          Title: Corporate Counsel


                                          THE viaLINK COMPANY,
                                          an Oklahoma corporation

                                          By: /s/ J. Andrew Kerner
                                             ---------------------------
                                          Name: J. Andrew Kerner
                                          Title: Chief Financial Officer




               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

                                                                     EXHIBIT 4.5


                          REGISTRATION RIGHTS AGREEMENT

                                 BY AND BETWEEN

                               THE viaLINK COMPANY

                                       AND

                              i2 TECHNOLOGIES, INC.

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1


ARTICLE 2 REGISTRATION RIGHTS.....................................................................................3
         2.1      Demand Registration.............................................................................3
         2.2      Piggyback Registrations.........................................................................3
         2.3      Registration Procedures.........................................................................4
         2.4      Payment of Expenses.............................................................................7
         2.5      Participation in Underwritten Registrations.....................................................7
         2.6      Information of the Holder.......................................................................8
         2.7      Rule 144 Information............................................................................8
         2.8      Delay in Demand Registration....................................................................8


ARTICLE 3 INDEMNIFICATION.........................................................................................8
         3.1      Indemnification by the Company..................................................................8
         3.2      Indemnification by Holder.......................................................................9
         3.3      Notice: Defense of Claims.......................................................................9
         3.4      Contribution....................................................................................9
         3.5      Survival.......................................................................................10


ARTICLE 4 MISCELLANEOUS..........................................................................................10
         4.1      Notices........................................................................................10
         4.2      Interpretation.................................................................................12
         4.3      Counterparts...................................................................................12
         4.4      Entire Agreement...............................................................................12
         4.5      Amendments and Waivers.........................................................................12
         4.6      Successors and Assigns.........................................................................12
         4.7      Severability...................................................................................12
         4.8      Remedies Cumulative............................................................................13
         4.9      Governing Law..................................................................................13
         4.10     Rules of Construction..........................................................................13
         4.11     Currency.......................................................................................13

                          REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of October 12, 1999, by and between The viaLink Company, an Oklahoma corporation (together with any successor entity, the "Company"), and i2 Technologies, Inc. (the "Holder").

                                R E C I T A L S:

                  A. The Company and the Holder are parties to a Securities Purchase Agreement, dated October 12, 1999 (the "Purchase Agreement"), providing, among other things, for the Holder's acquisition of shares of Common Stock, par value $0.001 per share, of the Company ("Shares") and a warrant to purchase shares of Common Stock of the Company (the "Warrant").

                  B. The execution and delivery of this Agreement by the Company and the Holder is required in connection with the transactions contemplated by the Purchase Agreement.

                               A G R E E M E N T:

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings indicated:

                  "Closing" means the closing of the transactions contemplated by the Securities Purchase Agreement.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Common Stock" means the Company's common stock, par value $0.001 per share.

                  "Demand Registration" means the registration provided for in
Section 2.1 hereof.

                  "1933 Act" means the United States Securities Act of 1933, as amended.

                  "Other Securities" means any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise)
(i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to shares of Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock.

                  "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Piggyback Registration" means the registration provided for in Section 2.2 hereof.

                  "Potential Material Event" means any of the following: (a) the possession by the Company of material non-public information required to be disclosed in a Company registration statement and the determination in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement at that time would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, if disclosed in the registration statement at such time, be materially and adversely affected, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

                  "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Article 2 hereof, including all registration, Commission filing fees, fees of the National Association of Securities Dealers or the Nasdaq SmallCap Market, all fees and expenses of complying with securities or blue sky laws, printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, and, in the case of a Piggyback Registration pursuant to Section 2.2 hereof that is a firm commitment underwritten public offering, the reasonable fees and expenses (not to exceed $15,000) of one counsel to all selling Holders; provided, however, that Registration Expenses shall exclude, and the sellers of the Registrable Stock being registered shall pay, any underwriting discounts, commissions and transfer taxes in respect of the Registrable Stock being registered.

                  "Registrable Stock" means (a) all Shares; (b) all shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrant; and (c) any securities issued or issuable with respect to such shares of Common Stock or Other Securities described in (a) or (b) above by way of a stock dividend or stock split or in connection with a combination or reclassification of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that any particular Registrable Stock shall cease to be Registrable Stock when (x) a registration statement with respect to the sale of such stock shall become effective under the 1933 Act and such stock shall have been disposed of in accordance with such registration statement, or (y) such stock shall have been sold pursuant to Rule 144; and provided further, only securities issued by the Company will be deemed to be Registrable Stock.

                  "Rule 144" means Rule 144 (or any successor provision) under the 1933 Act.

                                   ARTICLE 2

                               REGISTRATION RIGHTS

                  2.1 Demand Registration. As soon as practicable after receipt of a written request from the Holder, which request may be made on or after the 90th day after the Closing and prior to the third anniversary of the Closing, the Company shall use its best efforts to file with the Commission a shelf registration statement on Form S-1 or such other form of registration statement which the Company is eligible to use and which is appropriate for the contemplated transaction providing for the registration and resale on a continuous or delayed basis by the Holder, pursuant to Rule 415 under the 1933 Act, covering such shares of Registrable Stock as the Holder(s) of not less than 50% of the Registrable Stock may designate, and the Company shall use its best efforts to cause such Demand Registration to become or be declared effective as soon as practicable. The Company shall use its best efforts to keep such Demand Registration continuously effective, supplemented and amended pursuant to the provisions of Section 2.3 hereof until the earlier of (i) the sale by the Holders of all shares of Registrable Stock registered in such registration or
(ii) the date that is 180 days subsequent to the effective date of such registration. The Holder(s) of Registrable Stock shall be entitled to one Demand Registration under this Section 2.1. The Company may decline (for a period not to exceed 60 days) to effect a Demand Registration if a Potential Material Event exists at the time a Demand Registration is requested; provided, that all time periods set forth in this Section 2.1 shall be tolled during such period.

                  2.2 Piggyback Registrations.

                           (a) Right to Piggyback. If subsequent to the 90th day
                  after the Closing and prior to the third anniversary of the Closing the Company proposes to register any offering of its securities under the Securities Act, whether or not for sale for its own account (other than on Form S-4, Form S-8 or any successor form), and the registration form to be used permits the registration of an offering of Registrable Stock by a Holder (a "Piggyback Registration"), then the Company will give prompt notice to the Holder(s) of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Section 2.2(b) below, the Company will include in such registration all shares of Registrable Stock that the Holder(s) thereof have requested the Company to include in such registration by notice to the Company within 20 days after the date of receipt of the Company's notice. Notwithstanding any other provisions of this Agreement (including Section 2.3), the process (including timing) of causing a Piggyback Registration to become effective and any decision to terminate a Piggyback Registration will be within the sole discretion of the Company.

                           (b) Priority on Registrations. If any Piggyback
                  Registration shall be an underwritten offering, the right of any Holder's Registrable Stock to be included in such Piggyback Registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting to the extent provided herein Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares (including Registrable Stock) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated: (i) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by the Company, first, to the Company, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration; and (ii) in the case of a registration initiated by the Company for the purpose of registering securities to be sold by security holders of the Company, first, to any party which has exercised its contractual right to require that the Company initiate such registration, second, to any party which as of the date hereof has a contractual right to participate in such registration to the extent such party's currently existing contractual arrangements prohibit the Company from allowing the Holders of Registrable Stock to participate pro rata with such party in such registration, third to the Holders of Registrable Stock, and fourth, to all other persons requesting that securities be included in such registration. Within the category for the allocation of securities to be included in the registration/underwriting to which Holders of Registrable Stock are assigned, such Holders will participate pro rata on the basis of the number of shares that such Holders have requested (consistent with their contractual rights) to be included in the registration. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

                  2.3 Registration Procedures. In connection with any registration hereunder, the Company will use its best efforts to, as soon as practicable, effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will:

                           (a) prepare and file with the Commission a
                  registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel, if any, selected by the Holder copies of all such documents proposed to be filed, which documents will be subject to the reasonable comments of such counsel;

                           (b) prepare and file with the Commission such
                  amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as shall be required for the disposition pursuant to the terms of such registration of all Registrable Stock covered thereby (but not to exceed, in the case of the Demand Registration, the date which is 180 days subsequent to the effective date of such registration), and in each such case comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

                           (c) furnish to each seller of Registrable Stock such
                  reasonable number of copies of such registration statement, each amendment and supplement thereto, in each case including all exhibits, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Stock then held, owned and being registered by such seller;

                           (d) use its best efforts to register or qualify such
                  Registrable Stock under such other securities or blue sky laws of such jurisdictions within the United States as any seller reasonably requests to keep such registration or qualification in effect for as long as the relevant registration statement is in effect and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock then held, owned and being registered by such seller; provided, however, that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                           (e) notify each seller of such Registrable Stock, at
                  any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

                           (f) cause all such Registrable Stock to be listed on
                  each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                           (g) provide a transfer agent and registrar for all
                  such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

                           (h) enter into such customary agreements (including
                  underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

                           (i) make available for inspection, subject to
                  execution and delivery of customary non-disclosure and non-use agreements, by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply, subject to execution and delivery of customary non-disclosure and non-use agreements, all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                           (j) otherwise use its best efforts to comply with all
                  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder;

                           (k) if such registration relates to an underwritten
                  offering, furnish to each seller of Registrable Stock a signed counterpart of

                                    (x) an opinion of counsel for the Company,
                           which may be the head in-house counsel for the Company, and

                                    (y) a "comfort" letter signed by the
                           independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement,

                  in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters to be delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters;

                           (l) permit any Holder of Registrable Stock which
                  might be deemed, in the reasonable judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel, if any, should be included;

                           (m) in the event of the issuance of any stop order
                  suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will promptly notify each seller of Registrable Stock thereof and will use its best efforts promptly to obtain the withdrawal of such order; and

                           (n) in connection with any underwritten offering, the
                  Company shall have the right to designate the underwriter(s) to manage such offering, subject (in the case of a Demand Registration) to the approval of the Holder(s) of a majority of the Registrable Stock to be included therein, which approval will not be unreasonably withheld, conditioned or delayed.

Each Holder agrees that if the Company has delivered preliminary or final prospectuses to such Holder and after having done so the Company shall give notice to such Holder that (A) the prospectus needs to be amended or supplemented to comply with the requirements of the 1933 Act, (B) a stop order suspending the effectiveness of the registration statement is issued by the Commission or (C) a Potential Material Event shall exist, then such Holder shall immediately cease making offers and sales of Registrable Stock and return all remaining prospectuses to the Company if requested by the Company in such notice; provided such cessation of making offers and sales of Registrable Stock shall not exceed an aggregate of sixty (60) days in the case of the Demand Registration. Following such amendment or supplement, the lifting of any stop order or such time as the Potential Material Event shall no longer exist, the Company shall promptly provide to such Holder notice that offers and sales may be resumed and, to the extent appropriate, revised prospectuses, and such Holder shall then be free to resume making offers of the Registrable Stock, or any portion thereof, and the Company's obligation to maintain the effectiveness of the registration statement, if any, shall be extended by an equal amount of time.

                  2.4 Payment of Expenses. The Company shall pay all Registration Expenses in connection with the Demand Registration and any Piggyback Registration. All fees and disbursements of counsel (except to the extent comprising "Registration Expenses" pursuant to Article 1 hereof), accountants and other experts retained by the Holder shall be borne by the Holder.

                  2.5 Participation in Underwritten Registrations. The Holder may not participate in any registration hereunder which is underwritten unless the Holder (a) agrees to sell the Holder's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; and (b) completes and executes all questionnaires, powers of attorney, indemnities, standstill or holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that if the Holder's Registrable Stock is included in any underwritten registration, the Holder shall not be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the Holder and the Holder's intended method of distribution.

                  2.6 Information of the Holder. As a condition to participation in any registration hereunder, the Holder shall furnish to the Company such information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance contemplated by this Agreement.

                  2.7 Rule 144 Information. From and after the date hereof and for so long as necessary in order to permit the Holders to sell the Registrable Stock pursuant to Rule 144 under the 1933 Act, the Company will file on a timely basis all reports required to be filed by it pursuant to Section 13 or 15(d) of the United States Securities Exchange Act of 1934 and referred to in paragraph
(c)(1) of Rule 144 (or, if applicable, the Company will make publicly available the information regarding itself referred to in paragraph (c)(2) of Rule 144), in order to permit the Holders to sell the Registrable Stock, pursuant to the terms and conditions of the applicable provisions of Rule 144.

                  2.8 Delay in Demand Registration. The Company shall not be obligated to effect any Demand Registration within 90 days of a previous registration in which Holders of Registrable Stock were afforded piggyback registration rights pursuant to this Agreement.

                                   ARTICLE 3

                                 INDEMNIFICATION

                  3.1 Indemnification by the Company. The Company agrees to indemnify, to the extent permitted by law, the Holder, its officers and directors and each Person who controls a Holder (within the meaning of the 1933
Act) against all losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder, its officers and directors or any Person who controls such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of a Holder.

                  3.2 Indemnification by Holder. In connection with any registration statement in which a Holder is participating, each such Holder, severally and not jointly, will, to the extent permitted by law, indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein) and any failure by each such Holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock pursuant to such registration statement.

                  3.3 Notice: Defense of Claims. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Agreement except to the extent the indemnifying party is materially prejudiced by such failure. If such defense is assumed, the indemnified party may participate in such defense at its own expense and the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. Each indemnified party, as a condition to its right to indemnification, will reasonably cooperate with the indemnifying party (at the expense of the indemnifying party) in the defense of such claim.

                  3.4 Contribution. If the indemnification provided for in this
Article 3 is unavailable or insufficient to hold harmless an indemnified party under Section 3.1 or 3.2, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to above (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of the securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other equitable considerations. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering received by the indemnifying party bear to the total net proceeds received by the indemnified party. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the indemnifying party or information supplied by the indemnified party, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 3.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this section. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation of a Holder to provide contribution will be individual to such Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock that is the subject of any claim. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  3.5 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                                   ARTICLE 4

                                  MISCELLANEOUS

                  4.1 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           if to the Company, to:

                             The viaLink Company
                             13800 Benson Road
                             Edmond, Oklahoma 73103-6417
                             Attention:  J. Andrew Kerner
                             Fax:  :  (405) 936-2599

                             with a copy (which shall not constitute notice) to:

                             Richard M. Klinge & Associates, P.C.
                             510 E. Memorial Road, Suite C-1
                             Oklahoma City, Oklahoma 73114
                             Attention: Richard M. Klinge, Esq.
                             Fax: (405) 775-9003
                             and a copy (which shall not constitute notice) to:

                             Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                             1201 Elm Street
                             Dallas, Texas 75270
                             Attn: Robert E. Crawford, Jr., Esq.
                             Fax:  (214) 745-5390


                           if to the Holder, to:

                             i2 Technologies, Inc.
                             909 E. Las Colinas Blvd., 16th Floor
                             Irving, Texas 75039
                             Attention:  Robert C. Donohoo
                             Fax:  (214) 860-6893

                             with a copy (which shall not constitute notice) to:

                             Brobeck, Phleger & Harrison LLP
                             301 Congress Avenue, Suite 1200
                             Austin, Texas 78701
                             Attention:  Ronald G. Skloss
                             Fax:  (512) 477-5813


Notice given by personal delivery or commercial delivery service shall be effective upon actual receipt. Notice given by mail shall be effective three business days after deposit in the mails or upon actual receipt if sooner. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

                  4.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words without limitation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  4.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  4.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  4.5 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective as to (a) the Company, unless made in writing signed by the Company or (b) the Holder, unless made in writing signed by the Holder.

                  4.6 Successors and Assigns. This Agreement, and the rights and obligations of a Holder hereunder, may be assigned by such Holder to any Person to which Registrable Stock is transferred by such Holder and who agrees to be bound by the terms of this Agreement. Any such transferee shall be deemed a "Holder" for purposes of this Agreement; provided, that no transferee will be deemed to be a Holder unless such transferee is the holder of not less than 50,000 shares of Registrable Stock.

                  4.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  4.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the conflicts of law principles thereof) and shall, to the maximum extent practicable, be deemed to call for performance in Dallas County, Texas.

                  4.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  4.11 Currency. All references to "$" or "dollars" herein shall be to the lawful currency of United States dollars.

                            [Signature page follows.]

                  IN WITNESS WHEREOF, the Company and the Holder have executed this Registration Rights Agreement as of the date first written above.

                                    COMPANY:


                                    THE viaLINK COMPANY


                                    By:  /s/ J. ANDREW KERNER
                                         ---------------------------------------
                                         Name:  J. Andrew Kerner
                                               ---------------------------------
                                         Title:  Chief Financial Officer
                                                --------------------------------

                                    HOLDER:


                                    i2 TECHNOLOGIES, INC.


                                    By:  /s/ ROBERT C. DONOHOO
                                         ---------------------------------------
                                         Name:  Robert C. Donohoo
                                               ---------------------------------
                                         Title:  Corporate Counsel
                                                --------------------------------

                                                                     EXHIBIT 4.6


NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

No. i2-001                                                    Right to Purchase
                                                         Shares of Common Stock
                                                         of The viaLink Company

                              THE viaLINK COMPANY

                         COMMON STOCK PURCHASE WARRANT

                                                               October 12, 1999


         The viaLink Company, an Oklahoma corporation (the "Company"), hereby certifies that, for value received, i2 Technologies, Inc., a Delaware corporation ("i2"), or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m. (Dallas, Texas time), on October 12, 2001, up to 186,567 fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock, $0.001 par value, at a purchase price per share of $26.80 (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

              (a) The term "Business Day" means any day except a Saturday or a Sunday or other day on which the National Market (as hereinafter defined), or any national securities exchange on which the Common Stock (as hereinafter defined) is traded or admitted for unlisted trading privileges, is closed for trading.

              (b) The term "Company" shall include The viaLink Company, and any corporation which shall succeed to, or assume the obligations of, The viaLink Company hereunder.

              (c) The term "Common Stock" includes the Company's common stock, $0.001 par value, as authorized on October 12, 1999, and/or any Other Securities into which or for which the Warrant Shares may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

              (d) The term "Fair Market Value" per share of Common Stock means:

                  (1) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "NASDAQ"), the Fair Market Value shall be the average of the last reported sale prices of the Common Stock on such exchange or on the National Market over the five consecutive Business Days immediately preceding the date of determination or, if the last reported sale price information is not available for such days, the average of the mean of the closing bid and asked prices for such days on such exchange or on the National Market;

                  (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the average of the mean of the last bid and asked prices reported over the five consecutive Business Days immediately preceding the date of determination (A) by the NASDAQ or (B) if reports are unavailable under clause (A) above, by the National Quotation Bureau Incorporated; and

                  (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Fair Market Value shall be the price per share which the Company could obtain from a willing buyer for shares of Common Stock, as such price shall be determined by mutual agreement of the Company and the holders of rights to purchase a majority of the shares of Common Stock purchasable under all warrants then outstanding and issued (directly or indirectly) from that certain Common Stock Purchase Warrant, dated October 12, 1999, issued by the Company to i2 Technologies, Inc. which originally granted to i2 Technologies, Inc. the right to purchase 186,567 shares of Common Stock (Warrant No. i2-001). If such holders and the Company are unable to agree on such Fair Market Value, the Company shall select a pool of three independent and nationally-recognized investment banking firms from which such holders shall select one such firm to appraise the fair market value of the Warrant and to perform the computations involved. The determination of such investment banking firm shall be binding upon the Company and such holders in connection with any transaction occurring at the time of such determination. All expenses of such investment banking firm shall be borne by the Company. In all cases, the determination of fair market value shall be made without consideration of the lack of a liquid public market for the Common Stock and without consideration of any "control premium" or any discount for holding less than a majority or controlling interest of the outstanding Common Stock.

              (e) The term "Other Securities" refers to any stock (other than Common Stock) or other securities of the Company or any other person (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to shares of the Company's common stock, $.001 par value per share, as authorized on October 12, 1999, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of the Company's common stock, $.001 par value per share, as authorized on October 12, 1999, or Other Securities pursuant to Section 4 or otherwise.

              1.  Exercise of Warrant.

                  1.1 Full Exercise. This Warrant may be exercised at any time after the date hereof during normal business hours before its expiration in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by bank cashier's check payable to the order of the Company or by wire transfer, in the amount obtained by multiplying the number of shares of Common Stock and/or Other Securities for which this Warrant is then exercisable by the Purchase Price then in effect.

                  1.2 Partial Exercise. This Warrant may be exercised at any time during normal business hours after the date hereof before its expiration in part by surrender of this Warrant and payment of the Purchase Price then in effect in the manner and at the place provided in subsection 1.1, except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock and/or Other Securities designated by the holder in the subscription at the end hereof by
(b) the Purchase Price then in effect. On any such partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, filling in the aggregate on the face or faces thereof the number of shares of Common Stock and/or Other Securities for which such Warrant or Warrants may still be exercised.

                  1.3 Company Acknowledgment. The Company will, at the time of any exercise of this Warrant, upon the written request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.4 Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the holder of this Warrant pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant hereto and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

              2. Delivery of Stock Certificates, Etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current Fair Market Value of one full share, together with any other property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to
Section 1 or otherwise.

              3. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time, the holders of Common Stock (or, to the extent not constituting Common Stock, Other Securities) in their capacity as such shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

              (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

              (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

              (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of capital stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) determined by multiplying (i) the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section) which such holder would hold on the date of such exercise, if on the record date with respect to or the date of the issuance of the stock, securities, property and cash referred to in subdivisions (a), (b) or (c) of this Section 3, as applicable, it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 4 and 5 by (ii) the percentage of this Warrant then being exercised.

              4.  Adjustment for Reorganization, Consolidation, Merger, etc.

                  4.1 Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, reclassification or recapitalization (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or, to the extent not constituting Common Stock, Other Securities) issuable on such exercise prior to such consummation or such effective date, the amount of stock and other securities and property (including cash) determined by multiplying (i) the amount of the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such event, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5 by (ii) the percentage of this Warrant then being exercised.

                  4.2 Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the Other Securities and property (including cash, where applicable) receivable by the holders of this Warrant after the effective date of such dissolution pursuant to this Section 4 to a bank or trust company having its principal office in Dallas, Texas, as trustee for the holder of this Warrant.

                  4.3 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 4, this Warrant shall continue in full force and effect, subject to expiration in accordance with Section 17 hereof, and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 6.

              5.  Anti-Dilution Adjustments.

                  5.1 General. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

                  5.2 Purchase Price Adjustments. If and whenever after the date hereof the Company shall issue or sell any shares of its capital stock (except (a) upon exercise of one or more of the Warrants or (b) pursuant to options, warrants, rights or similar commitments obligating the Company to issue shares of its capital stock which are in existence as of October 12,
1999) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, the Purchase Price shall be reduced to the price (calculated to the nearest $0.01) obtained by dividing
(i) an amount equal to the sum of (A) the number of shares of capital stock outstanding, or deemed to be outstanding, immediately prior to such issue or sale multiplied by the Purchase Price prevailing immediately prior to such issue or sale plus (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of capital stock outstanding, or deemed to be outstanding, immediately after such issue or sale. Notwithstanding the foregoing, no adjustment of the Purchase Price shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.

                  5.3 Option Grants. In the event that at any time after October 12, 1999 the Company shall in any manner grant (directly, by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, capital stock or any securities convertible into or exchangeable for its capital stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which capital stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of any such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such

Convertible Securities and upon the conversion or exchange thereof, by (ii) the total number of shares of capital stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of capital stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall (as of the date of granting such Options) be deemed to be outstanding and to have been issued for such price per share. Except as otherwise provided in subsection 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

                  5.4 Convertible Security Grants. In the event that the Company shall in any manner issue (directly, by assumption in a merger or otherwise) or sell any Convertible Securities (other than pursuant to the exercise of Options to purchase such Convertible Securities covered by subsection 5.3), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which capital stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of capital stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of capital stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that, except as otherwise provided in Section 5.5, no further adjustment of the Purchase Price shall be made upon the actual issue of such capital stock upon conversion or exchange of such Convertible Securities.

                  5.5 Effect of Alteration to Option or Convertible Security Terms. In connection with any change in, or the expiration or termination of, the purchase rights under any Option or the conversion or exchange rights under any Convertible Securities, the following provisions shall apply:

              (d) If the purchase price provided for in any Option referred to in subsection 5.3, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 5.3 or 5.4, or the rate at which any Convertible Securities referred to in subsection 5.3 or 5.4 are convertible into or exchangeable for capital stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Purchase Price in effect at the time of such change shall forthwith be increased or decreased to the Purchase Price which would be in effect immediately after such change had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

              (e) On the partial or complete expiration of any Options or termination of any right to convert or exchange Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased or decreased to the Purchase Price which would be in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  5.6 Dividends of Capital Stock, Options or Convertible Securities. In the event that the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in capital stock, Options or Convertible Securities, then any capital stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration unless such dividend or distribution is subject to Section 3 hereof.

                  5.7 Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold by the Company, or shall become subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or person), for a consideration per share such as to dilute the purchase rights evidenced by this Warrant, the computations, adjustments and readjustments provided for in this Section 5 with respect to the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of this Warrant, so as to protect the holders of this Warrant against the effect of such dilution.

                  5.8 Stock Splits and Reverse Splits. In the event that the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in the event that the outstanding shares of Common Stock shall at any time be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced. Except as provided in this subsection 5.8, no adjustment in the Purchase Price and no change in the number of Warrant Shares purchasable shall be made under this Section 5 as a result of or by reason of any such subdivision or combination.

                  5.9 Determination of Consideration Received. For purposes of this Section 5, the amount of consideration received by the Company in connection with the issuance or sale of capital stock, Options or Convertible Securities shall be determined in accordance with the following:

              (f) In the event that shares of capital stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Company therefor, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

              (g) In the event that any shares of capital stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

              (h) In the event that any shares of capital stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such capital stock, Options or Convertible Securities, as the case may be.

              (i) In the event that any capital stock, Options and/or Convertible Securities shall be issued in connection with the issue and sale of other securities or property of the Company, together comprising one integral transaction in which no specific consideration is allocated to such capital stock, Options or Convertible Securities by the parties thereto, such capital stock, Options and/or Convertible Securities shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Company.

                  5.10 Record Date as Date of Issue or Sale. In the event that at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in capital stock, Options or Convertible Securities, or
(ii) to subscribe for or purchase capital stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of capital stock, Options or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be; provided, nothing contained herein will be deemed to require the Company to issue or deliver such capital stock, Options or Convertible Securities until the capital stock, Options or Convertible Securities which are the subject of any such dividend, distribution or subscription right are issued or delivered to the holders of Common Stock.

                  5.11 Treasury Stock. The number of shares of capital stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares (other than their cancellation without reissuance) shall be considered an issue or sale of capital stock for the purposes of this Section 5.

                  5.12 Certain Issues of Capital Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Purchase Price in the case of the issuance from time to time after the date hereof of shares of capital stock reserved by the Company for the grant and exercise of (a) options to purchase capital stock or
(b) rights under the Company's current employee stock purchase plan, in each case, granted to directors, officers, employees, or consultants of the Company pursuant to arrangements, plans or contracts approved by the Board of Directors of the Company.

              6. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value or stated value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant, and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

              7. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its chief financial officer to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of capital stock (or, to the extent not constituting Common Stock, Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of each class or series of capital stock outstanding or deemed to be outstanding, and (c) the Purchase Price and the number of shares of Common Stock (and, to the extent not constituting Common Stock, Other Securities) to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant, and will, on the written request at any time of the holder of this Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

              8. Registration Rights. The holder(s) of this Warrant and any other Warrants issued pursuant to the terms hereof from time to time shall be entitled to the registration rights in respect thereof as provided in the Registration Rights Agreement between the Company and i2, dated October 12, 1999, in accordance with the terms thereof.

              9. Notices of Record Date, etc. In the event of:

              (j) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (k) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

              (l) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or, to the extent not constituting Common Stock, Other Securities) shall be entitled to exchange their shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten Business Days prior to the date specified in such notice on which any such action is to be taken.

              10. Reservation of Stock, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or, to the extent not constituting Common Stock, Other Securities) from time to time issuable upon the exercise of this Warrant.

              11. Exchange of Warrants. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, filling in the aggregate on the face or faces thereof the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered; provided, however, that in no event will the Company be obligated to recognize or permit any transfer of this Warrant that would result in the assignor or any assignee receiving a Warrant exercisable with respect to 25,000 or fewer shares of Common Stock.

              12. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

              13. Remedies. [Deleted.]

              14. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees, subject to the limitation on transfer set forth in Section 11:

              (m) title to this Warrant may be transferred by endorsement
         (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

              (n) any person in possession of this Warrant properly endorsed for transfer to such person (including endorsed in blank) is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby. Nothing in this paragraph (b) shall create any liability on the part of the Company beyond any liability or responsibility it has under law.

              15. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

              16. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal substantive laws of the State of Texas, without regard to the conflicts of law principles thereof and, to the maximum extent practicable, will be deemed to call for performance in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

              17. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m. (Dallas, Texas time), October 12, 2001.

              18. Warrant Holders Not Deemed Shareholders. No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock or, to the extent not constituting Common Stock, Other Securities that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised this Warrant and been issued Common Stock or, to the extent not constituting Common Stock, Other Securities in accordance with the provisions hereof.

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

THE viaLINK COMPANY

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _____________ shares (the "Shares") of Common Stock of The viaLink Company and herewith makes payment of $________ therefor, and requests that the certificate for such Shares be issued in the name of, and delivered to ______________________________, federal taxpayer identification number
______________________, whose address is ____________________
_________________________________________.

         In connection with the exercise of this Warrant, the undersigned represents and warrants as follows:

                  (o) The undersigned is purchasing the Shares for the account of the undersigned and not as a nominee or agent, and the undersigned has no present intention of granting any participation in the same, and does not have any contract, undertaking, agreement or arrangement with any person to grant participation to such person or to any third person, with respect to any of such Shares;.

                  (p) The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares. The undersigned has had an opportunity to ask questions of and receive answers from the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to undersigned or to which the Company has access.

                  (q) The undersigned understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act") only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (r) The undersigned is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

                  (s) The undersigned agrees not to offer, sell, exchange, transfer, pledge or otherwise dispose of any of the Shares unless at that time either:

                      (1) such transaction is permitted pursuant to the provisions of Rule 144 under the Securities Act or another exemption from registration under the Securities Act and all applicable state securities laws;

                      (2) a registration statement under the Securities Act and all applicable state securities laws covering such securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, is filed with the SEC and all applicable state securities law agencies and made effective under the Securities Act and all applicable state securities laws; or

                      (3) an authorized representative of the SEC and all applicable state securities agencies shall have rendered written advice to undersigned (with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC and/or such state securities agencies will take no action, or that the staff of the SEC and/or such state securities agencies will recommend that the SEC and such state securities agencies, as applicable, take no action, with respect to the proposed offer, sale, exchange, transfer, pledge or other disposition if consummated.

                  (t) All certificates representing the Shares and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend that such securities may only be sold or disposed of in accordance with (i) the provisions of the Securities Act, the rules and regulations thereunder and any applicable state securities laws, (ii) pursuant to an effective registration statement or (iii) pursuant to an exemption from the registration/qualification requirements of the Securities Act and any applicable state securities laws. The Company, at its reasonable discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the Shares but not as to the certificates for any part of such Shares as to which said legend is no longer required.


Dated:
         ---------------------     --------------------------------------------
                                   (Signature must conform to name of holder as specified on the face of the Warrant)

                                   --------------------------------------------
                                   (Address)

Signed in the presence of:

--------------------------

                          ---------------------------

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto _____________ _________________________, federal taxpayer identification number ___________, whose address is ___________________________________________________, the right represented by the within Warrant to purchase ___________ shares of Common Stock of The viaLink Company to which the within Warrant relates, and appoints
___________________________ Attorney to transfer such right on the books of The viaLink Company with full power of substitution in the premises.


Dated:
         ---------------------     --------------------------------------------
                                   (Signature must conform to name of holder as specified on the face of the Warrant)

                                   --------------------------------------------
                                   (Address)

Signed in the presence of:

--------------------------

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                      THE viaLINK COMPANY


                                      By:  /s/ J. Andrew Kerner
                                           --------------------------------
                                           Name: J. Andrew Kerner
                                           Title: Chief Financial Officer




                          [SIGNATURE PAGE TO WARRANT]

                                                                   EXHIBIT 10.1


The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").




                        ALLIANCE AND MARKETING AGREEMENT

         This Alliance and Marketing Agreement ("Agreement") is executed as of the 12th day of October, 1999 by and among The viaLink Company, an Oklahoma corporation ("viaLink") and i2 Technologies, Inc., a Delaware corporation ("i2").

         WHEREAS, viaLink provides certain services via the Internet known as viaLink's Item Catalog Services (as hereinafter defined) and Chain Pricing Services (as hereinafter defined) to customers in the Consumer Packaged Goods and/or Food Service Industries; and

         WHEREAS, viaLink and i2 have executed a Securities Purchase Agreement, a Common Stock Purchase Warrant, and other documents related thereto in conjunction with this Agreement.

         WHEREAS, viaLink desires to utilize the sales, marketing and technology resources of i2 to market its viaLink Services (as hereinafter defined) to viaLink's Market (as hereinafter defined) and to other industries; and

         WHEREAS, viaLink and i2 desire to provide connectivity between their respective products and services; and

         WHEREAS, i2, subject to the terms, covenants and conditions of this Agreement, desires to offer the viaLink Services to its existing and future customers and Potential Customers (as hereinafter defined); and

         WHEREAS, viaLink, subject to the terms and conditions of this Agreement, desires to allow i2 to offer such viaLink Services to i2's existing and future customers and Potential Customers; and

         WHEREAS, i2, subject to the terms, covenants and conditions of this Agreement, agrees to market such viaLink Services to its existing and future customers and Potential Customers; and

         WHEREAS, i2 and viaLink desire to execute and enter into certain other agreements to set forth their mutual agreements regarding the marketing and use of certain products and services of the parties to accomplish the above premises, all as more fully described herein and the attachments hereto.

         NOW THEREFORE, in consideration of the above premises and the mutual covenants, agreements, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

1. DEFINITIONS. The following capitalized terms shall have the meanings given to them below when used in this Agreement:

         1.1. "AGREEMENT" means this Alliance and Marketing Agreement, the License, all Exhibits and Schedules attached hereto, and any further documents expressly incorporated herein by reference

         1.2. "AFFILIATE" shall mean i2 Midwest,Inc., i2 North, Inc., i2 Northwest, LLC, i2 Southwest, Inc. i2 Logistics, and i2 Great Lakes, Inc., i2 Mid-Market, LLC., i2 New England, Inc., i2 Solutions, Inc., i2 Mid Atlantic, LLC, i2 Southeast, Inc., and any Person who is controlled by, or is under common control with, a Party hereto. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         1.3. "EFFECTIVE DATE" shall be the date upon which the Closing occurs under the Securities Purchase Agreement executed by and between the parties hereto as of the Execution Date and execution by viaLink of the Warrant Agreement to purchase common stock of viaLink and delivery of such warrant to i2.

         1.4.     "EXECUTION DATE" shall be the date first shown above.

         1.5. "LICENSE" shall be the License to be signed by i2 and viaLink, which shall be in the form set forth in Exhibit A hereto.

         1.6.     "PROPRIETARY INFORMATION" means:

                  1.6.1. with respect to viaLink, the viaLink Services and all confidential information and trade secrets disclosed in connection with the negotiation, execution, and/or performance of this Agreement, including, without limitation, information related to the viaLink Services, all code and writings and documents relating to the viaLink Services, results, prices, product information or other data of viaLink, database formats of viaLink and any other information of viaLink's licensors, customers or subscribers, product designs and specifications of viaLink, release management and version control standards of viaLink, viaLink's localization support requirements and technical reference manuals, customer lists and marketing plans of viaLink, information disclosed by viaLink in writing that is marked as confidential at the time of disclosure, and the terms of this Agreement.

                  1.6.2. with respect to i2, any information of i2 which i2 identifies in writing as confidential or which, by its nature, is generally understood to be confidential information.

                  1.6.3. Notwithstanding the foregoing however, information is not Proprietary Information to the extent that it:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           1.6.3.1. is or becomes publicly available through no
                                    fault of the receiving party; or

                           1.6.3.2. was previously known to the receiving
                                    party, not by improper means, as of the
                                    time of its disclosure by the disclosing party;

                           1.6.3.3. is rightfully acquired from a third party
                                    which, to the receiving party's knowledge, is not obligated to keep that information confidential; or

                           1.6.3.4. is independently developed by the receiving
                                    party without use of or reference to any Proprietary Information of the disclosing party.

         1.7.     "INITIAL TERM" is defined in Section 9.1 below.

         1.8. "viaLINK'S ITEM CATALOG SERVICES" means the subscription catalog and item information data services offered by viaLink, excluding Item Movement and Scan Based Trading.

         1.9. "viaLINK'S CHAIN PRICING SERVICES" means the subscription service offered by viaLink that reports aggregated supply chain pricing.

         1.10. "viaLINK'S SERVICES" means, unless otherwise stated, viaLink's Item Catalog Services and viaLink's Chain Pricing Services.

         1.11. "POTENTIAL CUSTOMER" means a potential user of viaLink Services with whom i2 and/or viaLink may engage in marketing activities according to this Agreement.

         1.12. "SUBSCRIPTION SERVICE REVENUE" means only those gross subscription revenues paid directly to viaLink by a customer of viaLink in the viaLink Market for the access to and/or use of the viaLink Services, as such viaLink Services are provided from time to time to customers in the viaLink Market.

                  1.12.1. Notwithstanding the foregoing, Subscription Service Revenue shall not include (a) any fees or other revenues received by viaLink from customization, implementation, set-up, licenses, outsourcing, data management, custom data or support services, hosting, consulting and other similar and/or related services; (b) any revenues from other services which viaLink currently, or may in the future, offer to its customers other than the viaLink Services; and
                           (c) any revenues from business ventures, marketing alliances or other relationships with any third parties in which viaLink is currently engaged or may engage in at any time in the future.

                  1.12.2. Furthermore, and notwithstanding anything to the contrary in this Agreement, any sums received by i2 pursuant to Section 5.1 and/or any sums paid by i2 to viaLink pursuant to Sections 5.2, 5.3 and/or 5.4 shall not be included in or otherwise be considered in or affect the calculation of Subscription Service Revenue.

         1.13. "OVERRIDE PAYMENT REVENUE" means only those gross subscription revenues paid directly to viaLink for the access to and/or use of the viaLink Services, as such viaLink Services are provided from time to time to customers in the viaLink Market, inclusive of the amounts paid to viaLink pursuant to 5.2 and/or 5.3 of this Alliance Agreement, but less

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  and except any refunds, credits, or similar discounts or reimbursements provided or allowed by viaLink to its customers, and

                  1.13.1. Notwithstanding the foregoing, Override Payment Revenue shall not include (a) any fees or other revenues received by viaLink from customization, implementation, set-up, licenses, outsourcing, data management, custom data or support services, hosting, consulting and other similar and/or related services; (b) any revenues from other services which viaLink currently, or may in the future, offer to its Customers other than the viaLink Services; and
                           (c) any revenues from business ventures, marketing alliances or other relationships with any third parties in which viaLink is currently engaged or may engage in at any time in the future. .

                  1.13.2. Furthermore, any sums paid by i2 to viaLink pursuant to section 5.4 shall not be included in or otherwise be considered in or affect the calculation of Override Payment Revenue.

         1.14. "viaLINK'S SUBSCRIPTION SERVICES AGREEMENT" shall mean such Service Agreement(s) regarding the viaLink Services as viaLink may use or amend, in its sole discretion, from time to time in connection with the sale of viaLink Services to viaLink's customers.

         1.15. "TERM" shall mean both the Initial Term and any and all Renewal Terms.

         1.16.    "RENEWAL TERM" is defined in Section 9.1 of this Agreement

         1.17. "PUBLIC EXCHANGE" means service offered via the Internet or other online computer network whereby multiple companies have the opportunity to establish electronic connectivity for the purpose of exchanging information with multiple trading partners.

         1.18. "PRIVATE EXCHANGE" means service offered via the Internet or other online computer network whereby one single company establishes electronic connectivity for the purpose of exchanging information with its trading partners.

         1.19. "FOREIGN ENTITY" means a Person which desires to utilize viaLink Services in its operations outside of the United States.

         1.20. "viaLINK'S MARKET" means the manufacturers, wholesalers, distributors, brokers, and retailers of consumer packaged goods and/or food and beverage products for: the food service industry; grocery, drug, convenience and mass merchandisers; commissaries; and other specific customers that are agreed to by i2 and viaLink.

                  1.20.1. Customers in the mass merchandisers channel shall be specifically agreed to during the business planning process set forth in Section 4.7. In the event the parties fail to reach agreement as to whether such a customer in the mass merchandiser channel is within the viaLink Market, the parties shall resolve such issue pursuant to Section 5.10, with the factor for such determination being the business attributable to fast-moving consumer goods.

         1.21.    "INTELLECTUAL PROPERTY RIGHTS" is defined in Section 11.1.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         1.22. "SECURITIES PURCHASE AGREEMENT" means that Securities and Purchase Agreement by and between the parties hereto executed of even date herewith.

         1.23. "LICENSED TRADEMARKS" shall means the respective trademarks of the parties hereto which are licensed to the other party pursuant to the terms and conditions of Section 7 of this Agreement.

         1.24.    "i2" shall mean i2 Technologies, Inc., and its Affiliates.

         1.25.    "viaLINK" shall mean The viaLink Company and its Affiliates.

         1.26. "PERSON" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

2.       RESPONSIBILITIES OF viaLINK During the Term of this Agreement:

         2.1. viaLink will form a team to support the relationship established with i2 pursuant to this Agreement. viaLink will assign to such team a minimum of five viaLink employees, each of whom will spend such time as is reasonably necessary to carry out viaLink's obligations set forth in this Agreement. One of such persons shall have appropriate authority to coordinate viaLink's activities with i2 pursuant to this Agreement.

         2.2. viaLink will provide i2 with such marketing and related information as i2 reasonably needs to perform its duties under this Agreement, and, as reasonably necessary, shall update the same.

         2.3. viaLink at no charge to i2 will provide such training as the parties mutually determine is reasonably necessary to train i2's team, as established pursuant to Section 3.1, with respect to the nature and use of viaLink's Services, at such times and places as the parties mutually agree. Notwithstanding the foregoing, i2 shall be responsible for any of its costs incurred in attending the training or the reasonable travel costs of viaLink employees to travel to an i2 location to conduct the training.

         2.4. viaLink will provide i2 with a current reference copy of viaLink's Subscription Services Agreement, as the same may be amended from time to time.

         2.5. viaLink shall provide i2 with ninety (90) days advance notice regarding any price changes relating to the viaLink Services.

         2.6. viaLink shall allow i2 to establish and maintain an Internet link to viaLink's website so as to allow its customers to view the viaLink website.

         2.7. viaLink shall participate as a member of the Alliance Program in and, if reasonably requested by i2, assist in the organization and implementation of jointly sponsored marketing events, conferences, executive conferences and committee meetings related to the subject matter of this Agreement.

         2.8. If i2 establishes a Private or Public Exchange with a customer who is within the viaLink Market, viaLink shall make the viaLink Services available to i2 for the purpose of servicing such Private or Public Exchange.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         2.9. viaLink shall not be required to host and/or sell any services or products of i2 unless the parties by mutual agreement enter into a separate, mutually satisfactory written agreement relating to the terms and conditions of the hosting and the amount of compensation to be paid by i2 to viaLink for the same.

         2.10. viaLink will name i2 as the exclusive supply chain planning member of the viaLink Alliance and will include i2 as a member of viaLink's industry advisory council.

         2.11. Subject to the terms of this Agreement and of the License, viaLink agrees that i2 may market the viaLink Services outside of the viaLink Market, as an i2 branded product, any Public or Private Exchange which is owned, operated or participated in by i2 in which the Software (as defined in the License) is utilized by i2.

         2.12. viaLink agrees that, during the term of this Agreement if (a) i2 meets the Goal Basis Revenue targets set forth in Sections 3.12.1, 3.12.2 and 3.12.3, or exercises its right to avoid termination pursuant to 3.12.5 in reference to said target,
                  (b) continues to pay all sums due to viaLink pursuant to
                  Section 5.4, and (c) the License remains in effect and is extended pursuant to its terms, then, subject to the terms of this Agreement and of the License, i2 will have exclusive rights to offer the viaLink Services to customers outside of the viaLink Market. Provided however, i2 agrees that this shall not in any manner prevent or prohibit viaLink from linking or otherwise connecting to or otherwise offering viaLink Services in the viaLink Market to or through other Public or Private Exchanges, which Exchanges may or may not be in competition with similar exchanges, owned, operated or participated in by i2 ("i2 Exchanges") which may or may not also offer services similar to those offered by such i2 Exchanges to customers outside of the viaLink Market, or prevent or prohibit such Public or Private Exchanges from connecting or linking to or otherwise accessing the viaLink Services in order to allow both viaLink and or such Public or Private Exchanges from providing viaLink Services to customers within the viaLink Market.

3.       RESPONSIBILITIES OF i2. During the Term of this Agreement:

         3.1. i2 will form a team to support the relationship established with viaLink pursuant to this Agreement. i2 will assign to such team a minimum of five i2 employees, each of whom will spend such time as is reasonably necessary to carry out i2's obligations set forth in this Agreement. One of such persons shall have appropriate authority to coordinate i2's activities with viaLink pursuant to this Agreement.

         3.2. i2 shall send its employees who are to provide technical and/or marketing training with respect to said viaLink Services to other i2 employees or representatives and/or to the customers of i2 to such training programs, seminars and/or meetings as may be mutually determined by the parties to be reasonably necessary, at such times and places as the parties mutually agree.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         3.3. i2 shall use its best efforts to: market, promote, advertise and publicize the viaLink Services in both the viaLink Market and other industries and provide Potential Customers with the marketing, technical and/or training materials relating to the viaLink Services and any such other relevant, non-confidential information provided to i2 by viaLink, and any such Proprietary Information of viaLink as is reasonably necessary to further said activities; provided, however, that such Proprietary Information shall, prior to any disclosure to any third party, be made subject to a written confidentiality agreement acceptable to viaLink, and binding on said third party.

         3.4. i2 shall not make any warranties, representations, assurances or statements to any third parties, including, without limitation, customers and/or Potential Customers of i2, concerning the features and/or functionality of the viaLink Services, that are misleading or materially different from the descriptive literature supplied by viaLink or which alters, amends or conflicts with the warranties, limitations, terms and/or conditions of viaLink's then current Subscription Service Agreement; provided i2 and viaLink agree that if subsequent to execution of this Agreement, i2 or viaLink determines that market conditions require i2 to offer warranties or limitations different from those in the current Subscription Service Agreement, viaLink and i2 shall negotiate in good faith to change the warranties or limitations which i2 may agree to with a customer based on such market conditions.

         3.5. i2 shall assist viaLink in facilitating viaLink's access to international markets by providing advice and assistance in determining market requirements and viaLink's capabilities.

         3.6. i2 shall participate in and, if reasonably requested by viaLink, assist in the organization and implementation of jointly sponsored marketing events, conferences, executive conferences and committee meetings related to the subject matter of this Agreement.

         3.7. i2 shall use its commercially reasonable efforts to increase the visibility of both viaLink and the viaLink Services in the viaLink Market and shall use commercially reasonable efforts to promote the use of the viaLink Services.

         3.8. During the term of this Agreement, viaLink shall be deemed to have met all the requirements for being a complimentary gold sponsorship Global Alliance Partner pursuant to i2's Complementary Software Provider Program ("Alliance Program"). At no additional cost to viaLink, viaLink shall be entitled to a complimentary gold level sponsorship at all i2 functions and to all of the Global Alliance Partner benefits under such Alliance Program, as such benefits are described and explained on i2's Internet website or other i2 publications, as the same may be amended from time to time, which publications are incorporated herein by reference. It is understood there may be fees charged to i2 Global Alliance Partners to participate in certain marketing and sales activities

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  from time to time. Such fees will be charged to viaLink on the same basis as other i2 Global Alliance Partners.

         3.9. During the Term of this Agreement, i2 shall use viaLink Licensed Trademarks and/or such other designations as are reasonably required by viaLink in connection with all advertising, marketing, promotion and/or participation by i2 in any Private Exchanges and/or Public Exchanges relating to viaLink and to identify viaLink as the provider of viaLink Services and/or the use of the software functionality relating thereto.

         3.10. If, during the Term of this Agreement, i2 establishes any Private and/or Public Exchange(s) involving customers in the viaLink Market, i2 shall exclusively utilize the viaLink Services for and/in relation thereto.

         3.11. i2 shall cause its Affiliates and any permitted subcontractors to execute such agreements as reasonably required by viaLink in order to protect confidentiality and otherwise obtain full compliance by such Affiliates and/or permitted subcontractors with, to the extent applicable, this Agreement and the License.

         3.12.    i2 warrants and represents as follows:

                  3.12.1. that for the calendar year ended December 31, 2000, i2 will generate gross revenue which forms the basis for sums due to viaLink and/or i2 pursuant to Sections 5.1 through 5.4 inclusive of this Agreement ("Goal Basis Revenue") in an amount of at least $5,000,000; and

                  3.12.2. that for the calendar year ended December 31, 2001, i2 will generate at least $25,000,000 in Goal Basis Revenue.

                  3.12.3. that for the calendar year ended December 31, 2002, i2 will generate at least $50,000,000 in Goal Basis Revenue.

                  3.12.4. Within thirty (30) days after the end of each calendar year covered by this Section 3.12, i2 shall deliver to viaLink a detailed accounting of all such gross revenues which relate to a determination of whether or not i2 has met its obligations under this
                           Section 3.12. i2 shall also make available to viaLink all records and documents relating to such accounting.

                  3.12.5.  If i2 breaches any of its obligations under this
                           Section 3.12, viaLink's sole remedy for such breach shall be limited to the following:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           3.12.5.1. Within thirty (30) days after viaLink
                                     receives all of the information required by
                                     Section 3.12.4 and all additional documents that viaLink reasonably requests in conjunction therewith, viaLink may provide a thirty (30) day prior written notice of termination. If within the period of said thirty (30) notice i2 pays to viaLink seventy percent (70%) of the difference between the actual Goal Basis Revenue and the required Goal Basis Revenue for the relevant year as set forth in section 3.12.1, 3.12.2, or 3.12.3, respectively. If
                                     i2 does not pay such additional amount,
                                     this Agreement shall terminate as set forth in viaLink's termination notice under this Section.

                           3.12.5.2. viaLink's exercise of such right shall not
                                     however affect the obligations of either party to pay to the other such sums as may due to the party for transactions with customers occurring before the effective date of such termination or such other rights or obligations which survive the termination of this Agreement.

         3.13. i2, at no cost to viaLink, shall provide training to viaLink on its products and services to viaLink employees at such times and places as the parties mutually agree. Notwithstanding the foregoing, viaLink shall be responsible for any of its costs incurred in attending the training or the reasonable travel costs of i2 employees to travel to a viaLink location to conduct the training.

         3.14. Unless otherwise agreed, i2 shall only use viaLink to host viaLink Services for any customers in the viaLink Market.

         3.15. Unless otherwise agreed, in addition to other sums due under this Agreement, i2 agrees that in the event that viaLink hosts viaLink Services for customers outside of the viaLink Market, viaLink shall be reimbursed for all of its costs of implementing, developing, operating and/or hosting such viaLink Services plus ten percent (10%) thereof; provided i2 shall have no obligation to use viaLink to host viaLink Services for customers outside of the viaLink Market.

         3.16. i2 shall be solely responsible for, and shall indemnify, reimburse, defend, protect and hold viaLink harmless from, any and all taxes on all transactions permitted pursuant to the License and this Agreement.

4.       JOINT RESPONSIBILITIES OF THE PARTIES

         4.1. Each party shall regularly inform the other party about general market developments and factors relating to the viaLink Services in the marketplace and the possibility of incorporating viaLink Services into projects and customer implementations in which they are involved. This information shall be treated as Proprietary Information of the party providing the information.

         4.2. Each party shall inform the appropriate personnel in its organization of the existence of this Agreement and its material obligations under this Agreement.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         4.3. Each party shall endeavor to keep the other party apprised of new products and services relating to the viaLink Services.

         4.4. The parties shall exchange such other information and conduct such other activities as the parties mutually agree.

         4.5. The parties through their respective project coordinators will meet monthly to review each party's respective sales efforts, contacts and plans relating to the marketing of the viaLink Services and the parties' respective compliance with the terms and conditions of this Agreement.

         4.6. The parties shall meet at least quarterly to perform a detailed review of the status of the relationship established pursuant to this Agreement and the compliance of the parties with their respective obligations under this Agreement.

         4.7. The parties will create a mutually agreed business and marketing communication plan within ninety (90) days from the Effective Date that will outline the targeted business objectives and sales/marketing activities of the parties pursuant to the relationship created by this Agreement. Each of the parties agrees to use reasonable commercial efforts to perform its obligations delineated in such business plan.

         4.8. Subject to the terms and conditions set forth in the License, the parties will cooperate to jointly develop interfaces as necessary between i2 and viaLink products and services relevant to this Agreement. Ownership of any jointly developed interfaces shall be as set forth in the License.

         4.9. During the Term of this Agreement, each party shall comply with all applicable laws.

5.       COMMISSIONS AND PAYMENTS.

         5.1. During the term of this Agreement, viaLink shall pay i2 [****] percent ([****]%) of the Subscription Service Revenue with respect to which i2 had Significant Involvement (as hereinafter defined) ("i2 Commission Fee"). Notwithstanding the foregoing, such amount otherwise due to i2 with respect to such a customer shall be increased to [****] percent ([****]%) if such customer is a Foreign Entity; provided, however, that before viaLink is obligated to provide any viaLink Services to any Foreign Entity, viaLink and i2 first must have reached a mutually acceptable agreement pursuant to which i2 agrees to reimburse viaLink for any additional costs or expenses incurred by viaLink as a result of providing viaLink Services to such Foreign Entity. If this Agreement expires or is terminated for other than breach by i2, i2 shall, for a period of two years thereafter, continue to receive the i2 Commission Fee based upon the service levels during the last full month of the Term of the Agreement, subject however to adjustment thereon for any changes in viaLink's standard subscription prices, but less any amount attributable to any viaLink customer which terminates its Subscription Services Agreement with viaLink to the extent any part of said final month's i2 Commission Fee was attributable to the Subscription Services Agreement of such customer.

                  5.1.1. "Significant Involvement" shall be determined by the following factors:

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           5.1.1.1. the extent to which i2 participated in the
                                    introduction of the viaLink Services to an individual whose position with a Potential Customer entitles such person to either make or substantially influence the decision of the Potential Customer to enter into a Subscription Services Agreement for viaLink Services;

                           5.1.1.2. the extent to which i2 participated in the
                                    selling process, including, but not limited to, determining Potential Customer requirements and suitability of viaLink Services, identification of the appropriate final decision makers, cost-benefit analysis, proposal development and presentation, technology and/or interoperability assessment and closing/contracting;

                           5.1.1.3. the extent to which i2 participates in
                                    and/or undertakes responsibility with
                                    regard to account management of the viaLink customer, including, but not limited to, relationship management and additional business development activity; and

                           5.1.1.4. such other factors as may be relevant to a
                                    particular customer of the viaLink
                                    Services.

         5.2. During the Term of this Agreement, if i2 establishes, operates, participates in or otherwise operates a Private Exchange for any customer which is involved in any commercial activity within the viaLink Market, i2 shall pay to viaLink a fee equal to [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and its trading partners with which such customer is connected or otherwise linked on such i2 Private Exchange (based on viaLink's then current listed standard subscription prices without discount) if such customer and/or trading partners had instead elected to use viaLink's Services ("Private Exchange Service Fee"). Notwithstanding the foregoing, the Private Exchange Service Fee payable to viaLink with respect to such customer shall be reduced to [****] percent ([****]%) if such customer is a Foreign Entity provided, however, that before viaLink is obligated to provide any viaLink Services to any Foreign Entity, viaLink and i2 first must have reached a mutually acceptable agreement pursuant to which i2 agrees to reimburse viaLink for any additional costs or expenses incurred by viaLink as a result of providing viaLink Services to such Foreign Entity. Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement.

                  5.2.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Private Exchange Service Fees to viaLink for the duration of the License.

         5.3. During the Term of this Agreement, for any viaLink Services provided to any customer within the viaLink Market through a Public Exchange which is owned, marketed, operated or participated in by i2, i2 shall pay viaLink [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and its trading partners, as the case may be, with which such customer is connected or otherwise linked on such Public Exchange

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  (based on viaLink's then current listed standard subscription prices without discount) if such customer had instead elected to use viaLink's Services ("Public Exchange Service Fee"). Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement.

                  5.3.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Public Exchange Service Fees to viaLink for the duration of the License.

         5.4. During the Term of this Agreement, if i2 provides viaLink Services or other services that, when considered in the aggregate, are the same or substantially similar to the viaLink Services to any customer not within the viaLink Market on either a Private Exchange or on a Public Exchange not hosted by viaLink, i2 shall pay to viaLink a fee equal to [****] percent ([****]%) of the subscription fees that viaLink would charge such customer and/or its trading partners with which such customer is connected or otherwise linked on such Private or Public Exchange (based on viaLink's then current listed standard subscription prices without discount) if such customer had elected to use viaLink's Services. ("Undifferentiated Service Fee"). Nothing in this Section shall be construed as in any way changing any restrictions otherwise placed on i2 pursuant to the License or elsewhere in this Agreement. If i2 and viaLink disagree as to whether i2 is providing other services that, when considered in the aggregate, are the same or substantially similar to the viaLink Services to any customer not within the viaLink Market, i2 and viaLink agree to submit the matter to arbitration in accordance with Section 5.10 of this Agreement.

                  5.4.1. Upon termination of this Agreement, if i2 elects to extend the License pursuant to its terms, i2 shall continue to pay such Undifferentiated Service Fees to viaLink for the duration of the License. If i2 elects not to extend such License after the termination of this Agreement, i2 shall, for a period of two years thereafter, continue to pay to viaLink an amount equal to the sum which it received for the last full month of the Term of the Agreement less the amount attributable to any customer of i2 (upon which such sum is based) who terminates its services agreement with i2.

         5.5. Notwithstanding anything to the contrary in this Agreement, if, on or before January 31, 2000, viaLink enters into subscription and/or services agreements of any kind with [**********], [**********], [**********], [**********],
                  [**********], or [**********], unless the parties mutually agree otherwise, viaLink shall not, at any time, be obligated to pay i2 any sums which would otherwise be due to i2 pursuant to Section 5 of this Agreement or any of its subsections based on any revenue from such companies or their affiliated companies, divisions or subsidiaries.

         5.6. During the Term of this Agreement, viaLink shall pay to i2 five percent (5%) of all Override Payment Revenue collected by viaLink in each month of this Agreement.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         5.7.     Any sums payable by a party pursuant to Sections 5.1 through
                  5.5 inclusive shall be paid by the last day of the month following the month of collection.

         5.8. Any sums payable by viaLink pursuant to Section 5.6 shall be paid to i2 by the last day of the month following the month in which such amounts were received by viaLink.

         5.9. Any sums which are not reasonably disputed due by a party pursuant to this Agreement and which are not paid when due shall bear interest at the rate of (i) one percent (1%) per month or (ii) the maximum amount allowed by law, whichever is less.

         5.10. The parties agree and acknowledge that determination of whether i2 is entitled to the i2 Commission Fee set forth in
                  Section 5.1 and/or the determination of whether a customer or trading partner is within the viaLink Market may not always be clear. As such, if the respective coordinators of the parties cannot agree on a resolution of either such issue, then within ten (10) days after either party notifies the other party that they cannot so agree, one senior management employee of each party will meet in person or by teleconference to attempt to resolve the issue. If at such meeting, such senior management employees cannot agree on the resolution of said issue, then the only further method of resolving said issue shall be for either party to submit the matter to binding arbitration. If the parties cannot agree on an arbitrator, the American Arbitration Association ("AAA") shall be used to choose the arbitrator to arbitrate the issue pursuant to the AAA's then current commercial arbitration rules. The arbitrator shall be a person who is familiar with the issue(s) involved in the arbitration. The arbitration shall be held in the Dallas, Texas offices of the AAA, or, if the parties agree, may be handled by teleconference. The arbitration shall be completed within forty-five (45) days of the date that the arbitration demand is made. Prior to such arbitration each party shall make available to the other party such documents as are reasonably relevant to the issues which are the subject of the arbitration. All such documents produced pursuant to this Section shall be deemed to be Proprietary Information. Each party shall bear its own costs incurred in or as a result of the arbitration; provided however the costs or expenses incurred by the arbitrator shall be split equally by the parties. All information relating to the arbitration process shall be Proprietary Information of each party; and provided, however, such information may be revealed if it becomes relevant to any litigation between the parties or if such disclosure is required by law. The decision of the Arbitrator in regards to the issues before him shall be final and binding upon the parties

6.       CONFIDENTIALITY/NONDISCLOSURE:

         6.1. It is expected that the parties may disclose to each other certain Proprietary Information

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         6.2. RIGHTS AND OBLIGATIONS. All Proprietary Information owned solely by one party and disclosed to the other party shall remain solely the property of the disclosing party. The parties agree to hold each other's Proprietary Information in confidence. The receiving party will limit disclosure of the disclosing party's Proprietary Information to the receiving party's employees who have a need to know and who have signed written agreements enabling the receiving party to fully comply with its obligations hereunder. The receiving party shall not make the disclosing party's Proprietary Information available in any form to any third party, except to contractors with a need to know and with which the receiving party has written agreements in place enabling the receiving party to fully comply with its obligations hereunder. Each party agrees not to use the other party's Proprietary Information for any purpose other than the implementation of this Agreement. This Section shall survive termination or expiration of this Agreement. Each party will be liable for any unauthorized disclosure or uses by its employees, agents and/or contractors of the other party's Proprietary Information. Without prejudice to the rights and remedies otherwise available to a party hereto, each of the parties shall be entitled to equitable relief by way of injunction or otherwise if the other party hereto or any of its employees, agents or contractors breach or threaten to breach any of the provisions of this Section.

7.       TRADEMARK USAGE:

         7.1. For the Term of this Agreement, and subject to the terms of this Agreement, i2 grants to viaLink a nonexclusive, worldwide, royalty free, fully paid-up license to use in connection with advertising and marketing the relationship created by this Agreement, i2's product names, service marks and trademarks ("i2 Licensed TradeMarks"). viaLink shall use such i2 Licensed Trademarks as designated by i2 when marketing or promoting i2 products or services. viaLink shall not have any right to sublicensee such rights granted pursuant to this Section 7.1.

         7.2. For the Term of this Agreement, and subject to the terms of this Agreement, viaLink grants to i2 a nonexclusive, worldwide, royalty free, fully paid-up license to use in connection with advertising and marketing viaLink's Services in the viaLink's Market, viaLink's service and or product names relating to the viaLink Services, including, without limitation, viaLink(R) Item Catalog and viaLink(R) Chain Pricing ("viaLink Licensed TradeMarks"). i2 shall use such viaLink Licensed Trademarks as designated by viaLink when marketing or promoting viaLink products or services. i2 shall not have any right to sublicense such rights granted pursuant to this Section 7.2.

         7.3.     RIGHTS AND OBLIGATIONS REGARDING TRADEMARK LICENSES:

                  7.3.1. PARTIES. For purposes of this Agreement the party granting the license in the Licensed TradeMarks shall be referred to as the "Trademark Licensor" and the party receiving the rights to use the

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           Licensed TradeMarks of the other party hereto shall be referred to as the "Trademark Licensee".

                  7.3.2. MAINTENANCE OF QUALITY. In the course of producing and distributing the products or services authorized by this Agreement under the Licensed TradeMarks, the Trademark Licensee shall maintain and adhere to standards of quality and technical specifications ("Standards and Specifications") as reasonably required from time to time by the Trademark Licensor. The Standards and Specifications are and/or shall be designed to ensure that the quality of any of the services or products produced, packaged, and licensed under the Licensed TradeMarks are consistent with the quality of the products distributed under the Licensed TradeMarks by the Trademark Licensor or with the reputation enjoyed by the Licensed TradeMarks.

                  7.3.3. To ensure that the Standards and Specifications hereinabove described are maintained, the Trademark Licensor and its authorized agents and representatives shall have the right at all reasonable times, with prior notice to the Trademark Licensee, to inspect reasonable samples of the products and to inspect the books and records of a party, all as they relate to such party's compliance with the Standards and Specifications.

                  7.3.4. The Trademark Licensee shall, from time to time, upon the request of the Trademark Licensor, furnish without cost to Trademark Licensor a reasonable number of samples of the Products, which samples may be selected at random by Trademark Licensor.

                  7.3.5. Trademark Licensee acknowledges Trademark Licensor's exclusive right, title, and interest in Trademark Licensor's Licensed Trademarks and acknowledges that nothing herein shall be construed to accord to Trademark Licensee any rights in any of the Licensed TradeMarks except as otherwise expressly so provided in this Agreement. Trademark Licensee acknowledges that its use of the Licensed TradeMarks hereunder will not create in it any right, title or interest in the Trademark Licensor's Licensed TradeMarks and that all such use of the Licensed Marks and the goodwill generated thereby will inure to the benefit of Trademark Licensor. Trademark Licensee warrants and represents with respect thereto as follows:



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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           7.3.5.1. Trademark Licensee will not at any time
                                    challenge Trademark Licensor's right,
                                    title, or interest in the Licensed
                                    TradeMarks or the validity of any of the Licensed Marks or any registration thereof;

                           7.3.5.2. Trademark Licensee will not do or cause to
                                    be done or omit to do anything, the doing, causing, or omitting of which would contest or in any way impair or tend to impair the rights of Trademark Licensor in the Licensed TradeMarks;

                           7.3.5.3. Trademark Licensee will not represent that
                                    it has any ownership in or rights with
                                    respect to the Licensed TradeMarks other than rights conferred by this Agreement; and

                           7.3.5.4. Trademark Licensee will not, either during
                                    or subsequent to the term of this
                                    Agreement, use any trademark, service mark, trade name, insignia or logo that is confusingly similar to or a colorable imitation of any of the Licensed TradeMarks.

                           7.3.5.5. Trademark Licensee will comply with all
                                    laws governing production, distribution, licensing, and marketing of the Products.

                           7.3.5.6. Trademark Licensee shall display, in a
                                    manner consistent with Trademark Licensor's
                                    Standards and Specifications, the Licensed
                                    TradeMarks on packaging for each of the
                                    products and services, visual displays on initial computer screens, and in marketing activities respecting the products and services.

                           7.3.5.7. Trademark Licensee shall not use the
                                    Licensed TradeMarks on or in connection
                                    with any screen display, packaging, or
                                    marketing material to which Trademark
                                    Licensor at any time reasonably objects.

                           7.3.5.8. Trademark Licensee shall (1) cause the
                                    appropriate designation "TM" "SM" or the registration symbol "(R)" to be placed adjacent to the Licensed TradeMarks in connection with each use or display thereof and to indicate such additional information as Trademark Licensor shall reasonably specify from time to time concerning the license rights under which Trademark Licensee uses the Licensed Marks; and (2) comply with all laws pertaining to trademarks in force.

                  7.3.6. CHANGES AND MODIFICATIONS TO THE LICENSED MARKS. Trademark Licensor expressly reserves the right from time to time to modify and change the Licensed TradeMarks. The Licensed TradeMarks, as so modified or changed, shall for all purposes be deemed to be the Licensed TradeMarks referred to in this Agreement. Any and all such modifications or changes in said Licensed TradeMarks developed or adopted by Trademark Licensor shall be the sole and absolute property of Trademark Licensor, and Trademark Licensor may incorporate the same in the Licensed TradeMarks and shall have the exclusive right to register such modified or changed marks as trademarks and/or service marks.

                  7.3.7.   INFRINGEMENT:



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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           7.3.7.1. Trademark Licensee and Trademark Licensor
                                    shall each provide the other with prompt notice of any actual or apparent infringement of the Licensed TradeMarks, any petition to cancel any registration of any of the Licensed TradeMarks, or any attempted use of or any application to register any mark confusingly similar to, or a colorable imitation of, any of the Licensed TradeMarks of which it becomes aware. Trademark Licensor shall have primary responsibility to:

                                    7.3.7.1.1. Institute and prosecute any
                                               actions for such infringement of
                                               the Licensed Marks;

                                    7.3.7.1.2. Defend any petition to cancel
                                               any registration of any of the
                                               Licensed TradeMarks; and

                                    7.3.7.1.3. Oppose any attempted use of or
                                               any application to register any
                                               mark confusingly similar to, or a
                                               colorable imitation of, any of
                                               the Licensed TradeMarks.

                           7.3.7.2. Any damages and costs recovered through
                                    such proceedings shall belong exclusively to Trademark Licensor, and Trademark Licensor shall be solely responsible for all costs and expenses (including attorney's fees) of prosecuting such actions. Trademark Licensee shall provide Trademark Licensor with reasonably requested assistance in connection with such proceedings, and Trademark Licensor shall reimburse Trademark Licensee's reasonable out-of-pocket costs of providing such assistance. Trademark Licensor shall keep Trademark Licensee informed of the status of any such proceeding and supply Trademark Licensee with any reasonably requested documents regarding such proceeding.

                  7.3.8. Trademark Licensee shall defend, indemnify and save harmless Trademark Licensor, its subsidiaries and affiliates, and their respective successors and assigns from all losses, costs, liabilities, damages, claims, and expenses of every kind and description, including reasonable attorney's fees, arising out of or resulting from any act or omission of Trademark Licensee or any permitted sublicensee relating to the production, distribution, licensing, or marketing of any of the products or services in connection with which the Licensed TradeMarks are used, including, but not limited to (1) unfair or fraudulent advertising claims, warranty claims, and product defect or liability claims pertaining to the products or services; and (2) claims for unauthorized use or misuse of any patent, trademark, copyright, or other proprietary right owned, used or controlled by any third party pertaining to the production, distribution, licensing, or marketing of the products or services.

                           7.3.8.1. In addition to any other rights or remedies
                                    granted under this Agreement, but subject to the Trademark Licensee's right to cure as hereinafter set forth, Trademark Licensor may, at its option, upon written notice to Trademark Licensee, without prejudice to



                                      17
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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                                    any other remedies it may have, terminate the rights granted to the Trademark Licensee in the Licensed Trademarks pursuant to this Agreement if the Trademark Licensee violates any of its obligations under this Section 7; provided however Trademark Licensee shall have ten (10) days after receipt of such notice to cure any alleged breach.

                           7.3.8.2. Trademark Licensee agrees that the remedy
                                    at law of Trademark Licensor for any act or event that constitutes an event of termination under Section 7 of this Agreement, Trademark Licensor shall be entitled to seek and/or obtain injunctive relief, specific performance or other such equitable relief.

                  7.3.9. Upon the termination of this Agreement for any reason, all rights of Trademark Licensee to use the Licensed TradeMarks in the Territory shall immediately thereafter cease. Trademark Licensee shall not thereafter operate or conduct business under any name or in any manner that might tend to give the general public the impression that this Agreement is still in force, or that Trademark Licensee any right to use any of the Licensed TradeMarks.

                  7.3.10. The indemnification obligations and set forth in this Section 7 shall survive the termination and/or expiration of this Agreement.

8.       REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES:

         8.1.     Representations and Warranties of viaLink:

                  8.1.1. viaLink is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has full corporate power and authority to enter into this Agreement.

                  8.1.2. The execution, delivery and performance by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which viaLink is a party or by which viaLink or its assets or properties are bound, do not conflict with any provision of the certificate of incorporation or bylaws of viaLink and do not constitute an event which, with the lapse of time or action by a third party, could result in any default under any of the foregoing.

                  8.1.3. The execution, delivery and performance by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon viaLink. viaLink has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents



                                      18
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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           contemplated by this Agreement and to consummate the contemplated transactions.

                  8.1.4. This Agreement and the agreements, instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of viaLink. Upon execution and delivery by viaLink of this Agreement and the agreements, instruments and documents contemplated by this Agreement, they will each be a valid and binding obligation of viaLink, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies.

                  8.1.5. There is no agent's, broker's or finder's fee or commission payable in connection with this Agreement by virtue of or resulting from any action or agreement of viaLink or its affiliates or associates.

                  8.1.6.   REPRESENTATIONS AND WARRANTIES OF i2.

                           8.1.6.1. i2 is a corporation duly organized, validly
                                    existing and in good standing under the
                                    laws of the State of Delaware and has full corporate power and authority to enter into this Agreement.

                           8.1.6.2. The execution, delivery and performance by
                                    i2 of this Agreement and the agreements, instruments and documents contemplated by this Agreement by do not breach any term or provision of or constitute a default under any material indenture, mortgage, deed of trust, contract, agreement, lease or other commitment or instrument to which i2 is a party or by which i2 or its assets or properties are bound, do not conflict with any provision of the certificate of incorporation or bylaws of i2 and do not constitute an event which, with the lapse of time or action by a third party, would result in any default under any of the foregoing.

                           8.1.6.3. The execution, delivery and performance by
                                    i2 of this Agreement and the agreements, instruments and documents contemplated by this Agreement do not violate any provision of, or constitute default under, any law, rule or regulation, or any court order, writ, injunction or decree, of any court or other governmental agency or instrumentality applicable to or binding upon i2. i2 has full power, authority and legal right to enter into this Agreement and the agreements, instruments and documents contemplated by this Agreement and to consummate the contemplated transactions.

                           8.1.6.4. This Agreement and the agreements,
                                    instruments and documents contemplated by this Agreement have been duly authorized by all requisite action of the directors and shareholders of i2. Upon execution and delivery by i2 of this Agreement and the agreements, instruments and documents



                                      19
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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                                    contemplated by this Agreement, they will each be a valid and binding obligation of i2, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, no representation or warranty is made regarding the availability of equitable remedies. There is no agent's, broker's or finder's fee or commission payable in connection with this Agreement by virtue of or resulting from any action or agreement of i2 or its affiliates or associates.

9.       TERM AND TERMINATION

         9.1. The Initial Term of this Agreement shall commence on the Effective Date and, unless sooner terminated in accordance with its terms, shall end on December 31, 2003. It will thereafter automatically renew on a year to year basis ("Renewal Term") unless a party, upon at least three (3) months written notice prior to end of the Initial Term or the then current Renewal Term, as the case may be, notifies the other party that it will terminate the Agreement as of the end of such Term or Renewal Term.

                  9.1.1. Notwithstanding anything to the contrary in this Agreement, the parties agree and understand that if the Closing of the Securities Purchase Agreement does not occur, this Agreement is null and void and of no further force and effect.

         9.2. In addition to such rights of termination as may be expressly provided to one or both parties elsewhere in this Agreement, a party may terminate this Agreement:

                  9.2.1. If the other party fails to pay any sums due hereunder to that party and fails to cure the same within ten (10) days after receipt of written notice of such default;

                  9.2.2. If the other party materially fails to fulfill any of its material obligations under this Agreement or under the License (a "breach"), if such breach does not otherwise permit the non-breaching party to terminate pursuant to any other term of this Agreement or the License, and the breaching party fails to cure such breach within thirty (30) days after receiving written notice from the non-breaching party of such breach and the intention of such non-breaching party to terminate this Agreement; provided however that with respect to those breaches which are curable but which cannot be reasonably cured within such thirty (30) day period, the breaching party shall have such period of time to cure such breach as would be required by a party, in the exercise of good faith and commercially reasonable efforts, to cure such breach; provided further, that such breaching party shall in fact exercise such good faith and such commercially reasonable efforts to attempt to cure such breach. The failure to cure such breach as stated in the preceding sentence will result in the termination of this Agreement as of the end of such period without prejudice to any other rights the parties may have; or



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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  9.2.3. Immediately, and notwithstanding the foregoing, upon written notice if

                           9.2.3.1. The other party is adjudged insolvent or
                                    bankrupt, or upon the institution of any proceeding against the other party seeking relief, reorganization, or arrangement under any laws relating to insolvency, or for the making of any assignment for the benefit of creditors, or upon the appointment of a receiver, liquidator or trustee of any of the other party's property or assets, or upon liquidation, dissolution or winding up of the other party's business; or

                           9.2.3.2. The other party breaches the
                                    confidentiality provisions set forth in
                                    Section 6; or

                           9.2.3.3. The other party breaches the License.

         9.3. Within thirty (30) days after the termination or expiration of this Agreement, except to the extent otherwise allowed under the License, each party shall return to the other party all Proprietary Information and shall return or dispose of (as mutually agreed) all advertising materials and other property, including all Proprietary Information, furnished to it by the other party pursuant to this Agreement. Each party shall certify in writing to the other that it has done so.

10.      INDEMNIFICATION.

         10.1. Subject to the provisions of this Section 10 and all of its subsections, viaLink will indemnify in respect of, and hold i2 and its affiliates and their respective officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys' and accountants' fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively "Damages") resulting from any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of viaLink under this Agreement.

         10.2. Subject to the provisions of this Section 10 and all of its subsections, i2 agrees to indemnify in respect of, and hold viaLink and its affiliates and their respective officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of i2 or any of its Affiliates under this Agreement or the License.

         10.3. METHOD OF ASSERTING CLAIMS, ETC. The party or parties claiming indemnification under the Agreement (whether one or more) are hereinafter collectively referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party." All claims for indemnification by any



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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  Indemnified Party under this Agreement will be asserted and resolved as follows:

                  10.3.1. (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the "Claim Notice"). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party's ability to defend against the claim or demand. The Indemnifying Party will have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party; provided, further, nothing contained in the immediately preceding proviso will be deemed to authorize the Indemnified Party to make any filings referenced therein after the Indemnifying Party has given notice of the Indemnifying Party's intent to assume the defense of the applicable Third Party Claim. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the exclusive right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent



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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel subject to the approval of such legal counsel by the Indemnifying Party, such approval not to be unreasonably withheld, conditioned or delayed. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Agreement, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one law firm selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).

                  10.3.2. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.

         10.4. Except to the extent such right of indemnification arises under Section 9.1 of the License, viaLink will, at its own expense, indemnify and hold harmless (except with respect to the value of the time of an employee of i2 and/or any Affiliate of i2) i2 and its Affiliates against any suits, claims, actions, losses, damages, expenses (including attorney's fees and costs) or liabilities that may result from any allegations that any products or services provided by viaLink pursuant to this Agreement constitute an infringement, misappropriation or misuse of any patent, copyright, trademark or trade name or trade secret or other intellectual property right protected by the laws of the any state thereof ("viaLink Challenged Products/Services"); provided i2 gives viaLink prompt notice, in writing, of the institution of such suit or the assertion of such claim and

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The viaLink Company has requested a grant of confidential treatment from the
Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  permits viaLink through its counsel to defend the same and gives viaLink all reasonably available information and assistance and authority to enable viaLink to do so. viaLink will have control of the defense of any such suit including appeals, and of all negotiations with respect thereto, including the right to effect settlement or compromise. If, at any time, in viaLink's opinion any products or services provided by viaLink pursuant to this Agreement are likely to become the subject of such an infringement, misappropriation or misuse claim or suit, viaLink will have the following options: (a) procure for i2, at viaLink's expense, the right to continue using such products or services; (b) replace or modify such products or services, at viaLink's expense, so that such products or services become non-infringing but without substantially and adversely changing their original functionality; (c) permit i2 to procure, at viaLink's expense, substitute products or services of comparable quality and function to replace the viaLink Challenged Products/Services; or (d) if none of (a), (b) nor (c) is commercially reasonable, discontinue providing the viaLink Challenged Product/Service, and release i2 from any further obligations with respect to such viaLink Challenged Product/Service. viaLink will have no liability under any provision of this Section 10 with respect to any claim if (a) the infringement, misappropriation or misuse is based upon (and would not have occurred without) (i) the use of the viaLink Challenged Products/Services with any equipment or software not made, provided or contracted for by viaLink (unless such use is authorized by viaLink or is mutually agreed to by the parties), (ii) any modification of such viaLink Challenged Products/Services by i2 (unless such modification is authorized by viaLink or is mutually agreed to by the parties), or (iii) compliance by viaLink with i2's unique written specifications or instructions (excluding general product/services functionality requirements of i2) or
                  (b) a demand for indemnification arises, directly or indirectly out of an allegation of infringement, misappropriation or misuse asserted by the parents, subsidiaries or other Affiliates of i2. The foregoing states the entire liability of viaLink with respect to infringement of patents, copyrights, trade secrets, trade marks or other third party intellectual property rights by the viaLink Challenged Products/Services, and any resulting unavailability of the viaLink Challenged Products/Services. viaLink agrees that the limitations set forth in Section 10.6, including, without limitation, the limitation on viaLink's maximum aggregate liability, will not apply to viaLink's liability under the provisions of this Section 10.4.

         10.5. Except to the extent such right of indemnification arises under Section 9.1 of the License, i2 will, at its own expense, indemnify and hold harmless (except with respect to the value of the time of an employee of viaLink and/or any Affiliate of viaLink) viaLink and its Affiliates against any suits, claims, actions, losses, damages, expenses (including attorney's fees and costs) or liabilities that may result from any allegations that any products or services provided by i2 pursuant to this Agreement constitute

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  an infringement, misappropriation or misuse of any United States patent, copyright, trademark or trade name or trade secret or other intellectual property right protected by the laws of the United States or any state thereof ("i2 Challenged Products/Services"); provided viaLink gives i2 prompt notice, in writing, of the institution of such suit or the assertion of such claim and permits i2 through its counsel to defend the same and gives i2 all reasonably available information and assistance and authority to enable i2 to do so. i2 will have control of the defense of any such suit including appeals, and of all negotiations with respect thereto, including the right to effect settlement or compromise. If, at any time, in i2's opinion any products or services provided by i2 pursuant to this Agreement are likely to become the subject of such an infringement, misappropriation or misuse claim or suit, i2 will have the following options: (a) procure for viaLink, at i2's expense, the right to continue using such products or services; (b) replace or modify such products or services, at i2's expense, so that such products or services become non-infringing but without substantially and adversely changing their original functionality; (c) permit viaLink to procure, at i2's expense, substitute products or services of comparable quality and function to replace the i2 Challenged Products/Services; or (d) if none of (a), (b) nor (c) is commercially reasonable, discontinue providing the i2 Challenged Product/Service, and release viaLink from any further obligations with respect to such i2 Challenged Product/Service. i2 will have no liability under any provision of this Section 10.5 with respect to any claim if
                  (a) the infringement, misappropriation or misuse is based upon (and would not have occurred without) (i) the use of the i2 Challenged Products/Services with any equipment or software not made, provided or contracted for by i2 (unless such use is authorized by i2 or is mutually agreed to by the parties), (ii) any modification of such i2 Challenged Products/Services by viaLink (unless such modification is authorized by i2 or is mutually agreed to by the parties), or
                  (iii) compliance by i2 with viaLink's unique written specifications or instructions (excluding general product/services functionality requirements of viaLink) or
                  (b) a demand for indemnification arises, directly or indirectly out of an allegation of infringement, misappropriation or misuse asserted by the parents, subsidiaries or other Affiliates of viaLink. The foregoing states the entire liability of i2 with respect to infringement of patents, copyrights, trade secrets, trade marks or other third party intellectual property rights by the i2 Challenged Products/Services, and any resulting unavailability of the i2 Challenged Products/Services. i2 agrees that the limitations set forth in Section 10.6, including, without limitation, the limitation on i2's maximum aggregate liability, will not apply to i2's liability under the provisions of this Section 10.5.

         10.6. EACH PARTY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER PARTY HAS NOT MADE ANY REPRESENTATION OR WARRANTY

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  REGARDING THE PRODUCTS AND/OR SERVICES TO BE PROVIDED BY SUCH OTHER PARTY PURSUANT TO THIS AGREEMENT. EACH PARTY DISCLAIMS ANY IMPLIED WARRANTY WITH RESPECT TO THE MERCHANTABILITY, DESIGN, CONDITION, DURABILITY, PERFORMANCE, QUALITY, CAPACITY, TECHNICAL COMPATIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PRODUCTS AND SERVICES PROVIDED BY IT. Each party agrees that the other party will not be liable for exemplary, special, incidental, consequential or punitive damages or "costs of cover" (including, without limitation, costs of procuring substitute products or services) which arise directly or indirectly out of the purchase, sale and/or use of the products and/or services to be provided by such other party pursuant to this Agreement whether such damages are asserted in an action brought in contract, in tort or pursuant to some other theory and whether the possibility of such damages was made known or was foreseeable. Each party further acknowledges that, except as set forth in Sections 6,
                  10.4 and/or 10.5, or as such liability may arise under the License, each party's maximum aggregate liability to the other party under any legal theory (including its own negligence) for damages arising directly or indirectly out of the purchase, sale and/or use of the products and/or services to be provided pursuant to this Agreement will not in any event exceed the lesser of (i) the actual damages suffered or
                  (ii) $500,000. Accordingly, each party agrees to assume the responsibility for insuring against or otherwise bearing the risk of greater damages. Each party acknowledges that the pricing of the products and/or services to be provided pursuant to this Agreement reflects the intent of the parties to limit each party's liability as provided herein. The limitations of liability set forth in this Section 10.6 are intended to limit each party's liability and will apply notwithstanding the failure of the essential purpose of any limited remedy.

11.      OWNERSHIP OF INTELLECTUAL PROPERTY

         11.1. Other than as set forth in the License, viaLink shall retain all right, title and interest in and to all patent, copyright, trade secret, trademark and other intellectual property rights ("Intellectual Property Rights") in the viaLink software and technology and any modifications, extensions or derivative works of or relating thereto regardless of whether made by i2 or viaLink. i2 agrees to execute and deliver (upon request of viaLink) and any and all deeds, assignments, conveyances, applications or other documents or instruments necessary to vest title thereto in viaLink or to protect or perfect viaLink's rights with respect thereto. Other than as set forth in the License, i2 shall retain all right, title and interest in and to all patent, copyright, trade secret, trademark and other intellectual property rights ("Intellectual Property Rights") in the i2 software and technology and any modifications, extensions or derivative works of or relating thereto regardless of whether made by i2 or viaLink. viaLink agrees to execute and deliver (upon request of i2) and any and all deeds, assignments, conveyances, applications or other documents or

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                  instruments necessary to vest title thereto in i2 or to protect i2's rights with respect thereto. Ownership of any Interface Software developed shall be as set forth in the License.

12.      MISCELLANEOUS

         12.1. RELATIONSHIP OF PARTIES. i2 and viaLink are independent contractors acting for their own account, and neither party is authorized to make any representation or commitment on behalf of the other party. Nothing contained herein will be deemed to create any agency, partnership, joint venture or similar relationship between the parties.

         12.2. FORCE MAJEURE. Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by riot, fire, flood, explosion, earthquake or other natural disaster, government regulation, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days or more.

         12.3. NON-SOLICITATION. For a period of twelve (12) months following the date a party's employee ceases to perform services pursuant to this Agreement, neither party (without the prior written consent of the other party) shall solicit or hire or independently contract with that employee or for any of the other party's employees performing such service. This provision shall not restrict the right of either party to solicit or recruit generally in the media.

         12.4. NOTICES. All notices, reports, requests, acceptances and other communications required or permitted under this Agreement will be in writing and shall be sufficient only if personally delivered, delivered by a major commercial overnight delivery courier service (such as Federal Express), sent via facsimile, or mailed, postage or charges prepaid, by certified or registered mail, return receipt requested to a party at its address/telephone number, as applicable, as set forth below or to such other address/telephone number as applicable that the receiving party may have provided for purposes of receiving notices as provided in this Section. Notices will be deemed given when actually received, except that if not received sooner, notice by mail shall be deemed received five (5) days after deposit in the U.S. mail:

                  12.4.1.  IF TO i2, TO:
                           i2 Technologies, Inc.
                           909 E. Las Colinas Blvd., 16th Floor
                           Irving, Texas 75039
                           Attention: Robert C. Donohoo
                           Fax: 1-214-850-6893

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

                           with a copy (which shall not constitute notice) to:
                           Brobeck, Phleger & Harrison LLP
                           301 Congress Avenue, Suite 1200
                           Austin, Texas 78701
                           Attention:  Ronald G. Skloss
                           Fax:  512-477-5813

                  12.4.2.  If to viaLink, to:
                           The viaLink Company
                           13800 Benson Road
                           Edmond, Oklahoma  73103
                           Attention:  Lewis B. Kilbourne, CEO
                           Fax:  405-936-2599

                           with a copy (which shall not constitute notice) to:
                           Richard M. Klinge and Associates, P.C.
                           510 East Memorial Road, Suite C-1
                           Oklahoma City, Oklahoma 73114
                           Attention:  Richard M. Klinge, General Counsel
                           Fax:  405-775-9003

         12.5. ENTIRE AGREEMENT. This Agreement, all Exhibits hereto, and any work orders hereunder constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all agreements and understanding between viaLink and i2 with respect to the subject matter hereof made prior to the date hereof; provided, however, the Nondisclosure Agreement dated the 23rd day of August, 1999 ("Nondisclosure Agreement") shall remain in full force and effect according to its terms.

         12.6. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its choice of law rules.

         12.7. ATTORNEY'S FEES. In any action to enforce this Agreement, other than an arbitration pursuant to section 5.10 of this Agreement, the prevailing party will be entitled to its costs and reasonable attorneys' fees.

         12.8. SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

         12.9. WAIVER. Unless otherwise agreed in writing by the parties, no waiver or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same on any other occasion or of any other option, right or privilege and no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         12.10. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement

         12.11. NEGOTIATION. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly and in accordance with its terms and without strict construction in favor of or against either party

         12.12. COUNTERPARTS This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be binding as an original signature.

         12.13. ASSIGNMENT. Neither party may assign any rights, duties, obligations or privileges under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however and notwithstanding anything to the contrary herein, a party may assign or delegate, without the other party's consent, any of its rights, duties, obligations and/or privileges under this Agreement to any person or entity (i) to which all or substantially all of its assets are sold, (ii) into which it is merged or (iii) which as a result of a merger or acquisition becomes the surviving company, except the non-assigning party may terminate this Agreement on this assignment on 180 days prior written notice to the assignee, which notice cannot be given until the effective date of the assignment.

         12.14. AUDIT. Each party shall keep accurate books of account and records pertaining to its all of its activities and obligations in regards to this Agreement and revenues billed and received in relation thereto. No more than once per calendar quarter, the other party at its sole expense, may itself and/or by employing an independent Certified Public Accountant who is not compensated based on the results of the audit, and who is reasonably acceptable to the other party, inspect such books of account and records upon reasonable notice to such party, and at a reasonable time during normal business hours for the purpose of verifying such other party's compliance with all of the terms, covenants, warranties, representations and conditions of this Agreement, including without limiting the generality of the foregoing, all fees, royalties and other payments due under this Agreement. All information obtained pursuant to the audit shall be Proprietary Information of the audited party.

         12.15. PUBLICITY: Neither party shall issue any press release, public announcement or publicity concerning this Agreement or any matters arising under this Agreement without the prior written approval of the other party, except to the extent required by law or judicial order or decree, or the rules of any securities exchange or interdealer quotation system on which its securities are listed or qualified for inclusion.

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

         12.16. WAIVER OF CONSUMER RIGHTS UNDER DTPA. EACH OF i2 AND viaLink HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SECTIONS 17.41 THROUGH
                  17.63 INCLUSIVE, OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH LEGAL COUNSEL OF THEIR OWN SELECTION, EACH OF i2 AND viaLink VOLUNTARILY CONSENTS TO THIS WAIVER. It is the intent of i2 and viaLink that the rights and remedies with respect to this transaction shall be governed by legal principles other than the Texas Deceptive Trade Practices-Consumer Protection Act. The waiver set forth herein shall expressly survive the termination of this Agreement and the transactions contemplated herein. Each of i2 and viaLink represents and warrants that (i) it is a business consumer, (ii) it has knowledge and experience in financial and business matters that enables it to evaluate the merits and risks of the subject transaction, (iii) it is not in a significantly disparate bargaining position with respect to the subject transaction, (iv) it has been represented by legal counsel of its own selection in connection with the subject transaction and, (v) its legal counsel was not directly or indirectly identified, suggested or selected by any other party, or any agent of any other party, to this Agreement. Each of i2 and viaLink has waived its rights pursuant to the Deceptive Trade Practices-Consumer Protection Act without duress or coercion and fully acknowledges and understands the effect of the waiver.

         12.17. Except as specifically limited by the terms of the Agreement, the parties agree that the rights and remedies set forth herein are in addition to and not in lieu of other rights and remedies which may be available at law or in equity.

         12.18. NO SUBCONTRACTORS. Neither party shall use or hire any subcontractor or other third party to carry out its obligations or perform any of the terms of this Agreement or the License, without the prior written consent of viaLink, which shall not be unreasonably withheld.

         12.19. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of i2 and viaLink and their respective successors and permitted assigns.

         12.20. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by both Parties.

         12.21. SURVIVAL. The following provisions of this Agreement shall in all events survive its termination or expiration: Sections 5 (to the extent and for the length of time any amounts are amount thereunder), 6, 7, 8, 10, 11 and 12

The viaLink Company has requested a grant of confidential treatment from the Securities and Exchange Commission for certain provisions in this agreement. Such provisions are marked by asterisks enclosed by brackets ("[****]").

IN WITNESS WHEREOF, the parties hereto have caused this Alliance and Marketing Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                    i2 TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By: /s/ ROBERT C. DONOHOO
                                        -------------------------------------

                                    Name: Robert C. Donohoo
                                         ------------------------------------

                                    Title: Corporate Counsel
                                          -----------------------------------


                                    THE viaLINK COMPANY,
                                    an Oklahoma corporation

                                    By: /s/ J. ANDREW KERNER
                                       --------------------------------------

                                    Name: J. Andrew Kerner
                                         ------------------------------------

                                    Title: Chief Financial Officer
                                          -----------------------------------

**CONFIDENTIAL**

                                                                    EXHIBIT 10.2


                                    viaLINK
                                SOFTWARE LICENSE

         This Software License ("License") is entered into as of this 12th day of October, 1999 by and between The viaLink Company, an Oklahoma corporation with its principal place of business at 13800 Benson Road, Edmond, Oklahoma ("viaLink") and i2 Technologies, Inc., a Delaware corporation with its principal place of business at 11701 Luna Road, Dallas, Texas 75234 .

         WHEREAS, viaLink and i2 have contemporaneously herewith entered into an Alliance and Marketing Agreement of even date herewith ("Alliance Agreement"); and

         WHEREAS, this License is entered into to pursuant to and in furtherance of said Alliance Agreement.

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS: When used in this License, the capitalized terms listed below shall have the following meanings. Any capitalized terms used in this License that are not otherwise specifically defined in this License shall have the meanings provided for by the definitions of such terms as set forth in the Alliance Agreement, which definitions are herein incorporated by reference as if fully set forth.

     1.1. "CODE" shall mean computer programming code including, without limitation, any programming code, scripts, HTML files, configuration files, graphic files, database structures or other software components of the viaLink Software and any Interface Software, as such terms are hereinafter defined, excluding therefrom, however, all code created and/or owned by any third party (including, without limitation, operating systems and other third party software and/or code which may be required or necessary for its operation). Any reference to Code in this License shall include both source and object Code.

     1.2. "DERIVATIVE WORK" shall mean a work in any media that is based upon one or more preexisting works (including, without limitation, the viaLink Software and any Interface Software, all Code relating thereto, Enhancements, Maintenance Modifications, and the Documentation) so as to constitute a revision, modification, translation, abridgement, condensation, expansion, equivalent, or any other form into which such preexisting work(s) may be and/or have been recast, transformed, and/or adapted, regardless of who creates or participates in creation of such work,

**CONFIDENTIAL**

             and regardless of the degree of its similarity to or difference from the preexisting work(s) from which it has been derived. For purposes hereof, a Derivative Work shall also include any compilation or group of works that incorporates such a work or preexisting work.

     1.3. "DOCUMENTATION" shall mean user and operator manuals and other written materials that relate to the viaLink Software and/or any Interface Software. Documentation shall include written information concerning Maintenance Modifications and Enhancements thereto.

     1.4. "EFFECTIVE DATE" shall mean the Effective Date of the Alliance Agreement.

     1.5. "ENHANCEMENTS" shall mean modifications, additions, or substitutions, other than Maintenance Modifications, made to Code or Documentation that accomplish incidental, performance, structural, functional, or other improvements and/or changes to such Code.

     1.6. "i2" shall only mean i2 Technologies, Inc. and (notwithstanding the definition of "i2" set forth in the Alliance Agreement) shall not include any of i2's Affiliates or subcontractors.

     1.7. "MAINTENANCE MODIFICATIONS" shall mean modifications, updates, or revisions made to Code or Documentation that correct errors, support new releases of operating systems, or support new models of input-output (I/O) devices with which such Code is designed to operate.

     1.8. "viaLINK SOFTWARE" shall mean the Code of the software identified by viaLink as its Item Catalog and Chain Pricing software existing as of the date of delivery to i2 pursuant to this License.

     1.9. "INTERFACE SOFTWARE" shall mean such Code that may be developed pursuant to the terms of this License and/or said Alliance Agreement in order to facilitate or allow access to the viaLink Services or viaLink Software.

     1.10. "OWNED" means that the party(s) designated in this License as owning certain Code and/or Documentation shall be deemed the author and owner of such Code and/or Documentation for all purposes, including copyright, patent and/or trademark and the holder of all other rights and privileges pertaining to such ownership interest.

2. DELIVERY. viaLink shall deliver to i2 a copy of the Code of the viaLink Software, including appropriate Documentation therefore, within thirty
         (30) days following execution of this License.

     2.1. During the Term of this License, each party shall deliver to the other any Code for any Interface Software, and Enhancements and/or Maintenance

**CONFIDENTIAL**


             Modifications to the viaLink Software and/or any Interface Software except to the extent that such Interface Software Code, Enhancements or Maintenance Modifications have been developed pursuant to a contract with a customer of viaLink or i2, as the case may be, which restricts or prohibits the delivery of the same as contemplated herein.

     2.2.    OWNERSHIP AND CROSS-LICENSING. During the Term of this License:

          2.2.1. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto, (1) developed at viaLink's sole effort or expense or (2) which are designed or intended to operate within, on, or as part of the viaLink Services operated, offered and/or maintained by viaLink in the viaLink Market regardless of whether developed or paid for by viaLink or i2, or any combination thereof, shall be Owned by viaLink.

          2.2.2. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto (1) developed at i2's sole effort or expense and (2) which is designed or intended to operate solely within, on, or as part of the services and/or software operated, offered and/or maintained by i2 on i2's or on an i2 customer's equipment shall be Owned by i2.

          2.2.3. Any Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, including all Documentation relating thereto that are jointly developed by i2 and viaLink, except to the extent set forth above, shall be deemed jointly Owned by both i2 and viaLink, and neither party shall be entitled to assert such jointly held Ownership against the other and neither party shall be required to account to the other for any license fees collected by a party for a subsequent license of such software.

          2.2.4.  The Owner of any Code and/or Documentation covered by this
                  Section 2.2 shall (1) provide to the other party hereto the source and object Code and Documentation for all such Interface Software and any Enhancements and/or Maintenance Modifications to the Interface Software and/or viaLink Software, and (2) such other party, subject to the terms of
                  Section 3.2.1, shall be deemed to have a nonexclusive, unrestricted, assignable, perpetual, world-wide, fully paid-up, non-revocable license to use, modify, enhance, sell, sublicense, and otherwise transfer and/or dispose of the same, subject to the terms and conditions of this License.

**CONFIDENTIAL**


          2.2.5. Each party shall execute such documents as reasonably required by the other to carry out the intent of this Section 2.2.

3.       LICENSE AND PERMISSIBLE TRANSACTIONS.

     3.1.    Subject to all of the conditions and restrictions contained in
             Section 3.2 and elsewhere in this License, and further subject to the terms, conditions and restrictions set forth in the Alliance Agreement, viaLink hereby grants to i2, and i2 hereby accepts, a limited, nonexclusive, non-transferable, non-assignable, world-wide license to do only the following:

          3.1.1. install and configure the viaLink Software and any Interface Software on i2's computers and telecommunications equipment;

          3.1.2. use the viaLink Software and any such Interface Software as allowed by the Alliance Agreement;

          3.1.3. Make, use, reproduce, copy and display marketing materials in any media ("Marketing Materials") for purposes of promoting, marketing and demonstrating the viaLink Software and any Interface Software; provided, however, that all such Marketing Materials shall use the viaLink Licensed Trademarks in full compliance with the terms, conditions and restrictions of the Alliance Agreement;

          3.1.4. Make an archival or backup copy of the viaLink Software and any Interface Software;

          3.1.5. Notwithstanding anything to the contrary in this License or in the Alliance Agreement, i2 shall be solely responsible for obtaining at i2's cost: (1) any and all appropriate and necessary licenses to any and all third party software required for the operation of the viaLink Software and any Interface Software licensed hereunder, (2) any and all hardware required for the operation of said viaLink Software and any Interface Software, and (3) any and all necessary telecommunications and/or Internet services and/or connections required for the operation of the viaLink Software and any Interface Software.

3.2.     LICENSE RESTRICTIONS.

          3.2.1. At no time during the Term of this License, and for such additional period, if any, set forth in the Alliance Agreement, shall i2 sell, offer to sell, give, transfer, transmit, license, sublicense or otherwise provide access to either the viaLink Software or the Interface Software or any Enhancements or Maintenance Modifications, to any of its Affiliates or any third party, permit any of its Affiliates or any third party to have access to either the

**CONFIDENTIAL**


                  viaLink Software or the Interface Software for the purpose of accomplishing or attempting any of the foregoing, to permit or offer to permit any of its Affiliates or any third party to establish, operate, or offer any Public Exchange or Private Exchange.

          3.2.2. Except to the extent authorized in the Alliance Agreement for private branding purposes, i2 shall not alter, conceal, or remove any of viaLink's or any third party's copyright, trademark or other proprietary rights notices, including without limitation of any viaLink Licensed Trademarks, appearing on or in any of the viaLink Software and any Interface Software, Documentation, or Code, Owned by viaLink. Further, viaLink shall not alter, conceal, or remove any of i2's or any third party's copyright, trademark or other proprietary rights notices on or in any of the Interface Software, Enhancements and/or Maintenance Modifications or Documentation relating thereto that may be Owned by i2.

          3.2.3. At no time during the Term of this License, and for such additional period, if any, set forth in the Alliance Agreement, shall i2 transfer, sell, give, convey, assign, lease, or otherwise transfer or deliver the viaLink Software and any Interface Software or any copies thereof to any third party or attempt to do any of the foregoing.

               3.2.3.1. Notwithstanding the foregoing, during the Term of this License, i2 shall have the right to sublicense the object Code only of the viaLink Software and the object Code only of any relevant Interface Software, Enhancements and/or Maintenance Modifications to a customer of i2 not engaged in commercial activity within the viaLink Market. In no event, however shall any such sublicense permitted hereunder expand or extend, in any way, any of i2's rights and/or obligations under this License or the Alliance Agreement, or restrict or limit in any way viaLink's rights or remedies, including without limitation the right to payment of all fees which will be due under the Alliance Agreement in relation to such sublicense transaction(s) or expand viaLink's obligations under this License or the Alliance Agreement. In no event shall any such sublicense relieve i2 of any of its obligations to viaLink under this License or the Alliance Agreement.

          3.2.4. No further rights to use, copy, sell, print, publish, advertise, distribute, copy or display the viaLink Software and any Interface Software, in whole or in part, is granted to i2 except as expressly provided in this License.

**CONFIDENTIAL**

4. FEES. During the Term of this License, including all renewal terms hereof, i2 agrees to pay the fees and amounts set forth in the Sections
         5.2 through 5.4 of the Alliance Agreement.

5.       TERM AND TERMINATION.

     5.1. TERM. The Initial Term of this License shall commence on the Effective Date and, unless sooner terminated in accordance with its terms, shall end on December 31, 2003. It will thereafter automatically renew on a year to year basis ("Renewal Term") unless a party, upon at least three (3) months written notice prior to end of the Initial Term or the then current Renewal Term, as the case may be, notifies the other party that it will terminate this License as of the end of such Initial Term or Renewal Term.

          5.1.1. if viaLink exercises its right to terminate this License as of the end of its Initial Term or the then-current Renewal Term ("non-renewal"), then for a period of one (1) year following the effective date of said non-renewal, i2 shall, subject to the applicable terms of this License (including, without limitation, Section 4), nonetheless be entitled to continue to operate, provide and offer access to its then in operation Public Exchanges and/or Private Exchanges for its then existing customers of such Exchanges only (determined as of the effective date of such non-renewal). Such extended operations period as described in this section shall not, in any event, otherwise extend the term of this License or expand i2's rights hereunder, or alter the terms of the Alliance Agreement regarding viaLink's rights on or after the effective date of said non-renewal.

     5.2. EXPIRED RIGHTS. Expiration of any intellectual property rights, including, without limitation, copyrights, trademarks, or patents related to the subject matter of this License shall not be deemed to effect a termination of this License. In the event of an expiration of a right described in this section, such terms herein as may be affected by such event will remain binding to the extent permitted by law.

     5.3.    TERMINATION UPON DEFAULT OF i2. viaLink may terminate this License
             (1) if i2 violates any of its obligations under Sections 3, 4, 7, 8 or 9 of this License, in which event such termination shall be effective immediately, or (2) in the event of any termination arising from breach by i2 of the Alliance Agreement and i2 fails to cure such breach, in which event such termination shall be effective at the same time as the effective date of said Alliance Agreement's termination, or (3) upon 30 days' written notice for any other breach by i2 of this License if such breach is not cured by the end of such 30 day period following receipt of such notice.

**CONFIDENTIAL**


          5.3.1.  if viaLink exercises its right to terminate this License under
                  Section 5.3 hereof ("termination"), then for a period of ninety (90) days following the effective date of said termination, i2 shall, subject to the applicable terms of this License (including, without limitation, Section 4), nonetheless be entitled to continue to operate, provide and offer access to its then in operation Public Exchanges and/or Private Exchanges for its then existing customers of such Exchanges only (determined as of the effective date of such termination). Such extended operations period as described in this section shall not, in any event, otherwise extend the term of this License or expand i2's rights hereunder, or alter the terms of the Alliance Agreement regarding viaLink's rights on or after the effective date of said termination..

     5.4. EFFECT OF TERMINATION ON LICENSE. Upon the expiration or any termination of this License:

          5.4.1. Except to the extend set forth in Section 2, all license rights granted to i2 in this License shall cease;

          5.4.2. Except to the extend set forth in Section 2, i2 shall return to viaLink all copies of the viaLink Software and any Interface Software (including all Code and Documents), shall immediately cease operation thereof and shall delete all of the viaLink Software and any Interface Software from its computers and telecommunications equipment.

6.       WARRANTIES.

     6.1.    WARRANTIES OF viaLINK. viaLink represents and warrants as follows::

          6.1.1. NON-INFRINGEMENT. That, to viaLink's best knowledge, the viaLink Software does not infringe or misappropriate any rights of any third parties.

          6.1.2. YEAR-2000. That the viaLink Software will not produce errors processing date data in connection with the year change from December 31, 1999 to January 1, 2000 when used with accurate date data in accordance with the Documentation therefore, provided all other products (including, without limitation, other software, firmware, hardware, and operating systems) used with it properly exchange date data with the viaLink Software. The viaLink Software will recognize the year 2000 as a leap year. The foregoing representation refers only to the viaLink Software as of the date of its delivery by viaLink as set forth in this License, and further does not constitute a warranty or extend the terms of any existing warranty.

**CONFIDENTIAL**


          6.1.3. viaLink warrants that the Code for the viaLink Software as delivered by viaLink hereunder is the same Code therefore which is being used by viaLink to provide Item Catalog and Chain Pricing Services to viaLink's existing production customers as of the date of such delivery.



     6.2. EXCLUSIVITY OF WARRANTIES. THE WARRANTIES SET FORTH IN SECTION 6.1 OF THIS LICENSE ARE THE ONLY WARRANTIES MADE BY viaLINK IN REGARDS TO THE viaLINK SOFTWARE, AND viaLINK SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR SAID WARRANTIES SET FORTH IN SECTION
             6.1 OF THIS LICENSE, THE viaLINK SOFTWARE IS PROVIDED AND MADE AVAILABLE TO i2 "AS IS". viaLINK DOES NOT MAKE ANY WARRANTY OR REPRESENTATION OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, IN REGARDS TO THE INTERFACE SOFTWARE.

     6.3.    LIMITATION OF LIABILITY. The limitations of liability set forth in
             Section 10.6 of the Alliance Agreement are incorporated by reference herein as if fully set forth.

          6.3.1. COMPATIBILITY DISCLAIMER. viaLink shall not be liable for any for any claims, losses, demands, causes of action, damages, costs or expenses of any kind suffered by i2 or its customers, whether in contract, in tort, under any warranty theory, in negligence, or otherwise including, without limitation, any loss of data or loss of profits, or interruption of business, which results or may result from the use or attempted use in conjunction with the viaLink Software and any Interface Software, by i2 or any of its customers, of any third party product or any other software or hardware developed at any time by anyone other than viaLink.

7. WARRANTIES OF i2: In addition to the representations and warranties made by i2 in the Alliance Agreement, i2 represents and warrants that it shall at all times follow such security policies and conditions as viaLink shall from time to time require with regard to the viaLink Services. THE WARRANTIES SET FORTH IN THIS SECTION 7 OF THIS LICENSE ARE THE ONLY WARRANTIES MADE BY i2 AND i2 SPECIFICALLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

**CONFIDENTIAL**


8.       CONFIDENTIALITY.

     8.1. i2 acknowledges that viaLink claims that the viaLink Software, any Interface Software, Code, all Derivative Works, Documentation, business records, methods of doing business, and all other proprietary information of viaLink, contain and comprise valuable trade secret, confidential and proprietary information which is the sole and exclusive property of viaLink and which has commercial value by virtue of its confidential and/or proprietary status (hereinafter "Confidential Information"). Further, i2 acknowledges and agrees that the source Code for the viaLink Software and any Interface Software, Enhancements and Maintenance Modifications constitute Confidential Information as herein defined. i2 agrees that it will not disclose Confidential Information to anyone other than its own employees, that it will protect the confidentiality of Confidential Information, and that it will take all appropriate precautions to prevent any unauthorized use or disclosure of viaLink Confidential Information. Notwithstanding anything to the contrary herein, i2's obligations under this Section shall survive the termination of this License. Confidential Information shall not include information that (a) is known or available through other lawful sources, not bound by a confidentiality obligation to viaLink; (b) is or becomes publicly known through no fault of the receiving party or its agents; (c) is required to be disclosed by i2 pursuant to law or court order, provided that i2 provides viaLink with reasonable prior notice of any such compulsory disclosure and permits viaLink to object, intervene or appeal such order; or (d) is developed by i2 independently of the disclosure to i2 of the same by viaLink.

     8.2. The foregoing section 8.1 is in addition to and not in lieu of any confidentiality obligations arising between the parties hereto in any other agreement, including, without limitation, the Alliance Agreement and the Nondisclosure Agreement.

9.       INDEMNIFICATION.

     9.1. BY viaLINK. In the event any suit, claim, or proceeding is brought against i2 or one of its customers based on a claim that the viaLink Software delivered by viaLink pursuant to this License infringes any existing patent, copyright, or trade secret, viaLink agrees that it will:

          9.1.1. to the extent that the claims or proofs of the suit involve claims or factual allegations that the viaLink Software infringes any existing patent, copyright, or trade secrets, defend the suit at its expense and hold i2 and/or its customers harmless therefrom, as long as viaLink is promptly notified in writing and is given complete authority and information required to defend the suit;

**CONFIDENTIAL**

          9.1.2. to the extent that any judgment in any such suit is based on proof that the viaLink Software infringes any existing patent, copyright, or trade secrets, pay all damages and costs awarded against i2 and/or its customers related thereto; provided that viaLink shall not be responsible for any cost, expense, or compromise made or incurred by i2 and/or its customers without viaLink's written consent;

          9.1.3. allow i2 to participate in the defense of the suit at its own expense, if it so elects.

          9.1.4. Provided however, and notwithstanding anything to the contrary in this License, viaLink shall have no obligation of indemnity with regard to any modifications of the viaLink Software of any kind by i2 or its customers, regardless of whether such changes were authorized by viaLink.

          9.1.5. Further, during the Term of this License, should the viaLink Software or any part thereof, before any changes, Enhancements or Maintenance Modifications thereto or Derivative Works therefrom are made by or on behalf of i2 or any customers, become, or in viaLink's opinion, be likely to become, the subject of a claim for infringement, viaLink shall, at its own expense and option, either procure for i2 the right to continue using such viaLink Software or replace the same with non-infringing software or modify the viaLink Software so that it becomes non-infringing, or require that the viaLink Software and all Enhancements, Maintenance Modifications or other Derivative Works be returned and this License terminated.

          9.1.6. After one year after the Term of this License viaLink shall not have any obligation under this Section 9.1.

10.      MISCELLANEOUS.

     10.1. NO IMPLIED LICENSES. No right or license shall be implied by estoppel or otherwise, other than the rights and licenses expressly granted in this License.

     10.2. ASSIGNMENT. Neither party may assign any rights, duties, obligations or privileges under this License without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however and notwithstanding anything to the contrary herein, a party may assign or delegate, without the other party's consent, any of its rights, duties, obligations and/or privileges under this License to any person or entity (i) to which all or substantially all of its assets are sold, (ii) into which it is merged or (iii) which as a result of a merger or acquisition

**CONFIDENTIAL**

             becomes the surviving company, except that the non-assigning party may terminate this License on this assignment on 180 days prior written notice to the assignee, which notice cannot be given until the effective date of the assignment.

     10.3. ENTIRE AGREEMENT. The parties agree that this License and the Alliance Agreement, to the extent applicable thereto, constitutes the complete and exclusive statement of the agreement between them with regards to the subject matter hereof and supercedes all proposals, oral or written, and all other communications between them relating thereto; provided however the Nondisclosure Agreement remains in full force and effect. The parties agree that to the extent the terms of the Alliance Agreement are applicable to this License, in the event of termination or expiration of the Alliance Agreement, such applicable terms shall survive and be deemed a material part of this License during the Term of this License.

     10.4. AMENDMENTS. This License may only be amended or modified in a writing signed by both parties hereto.

     10.5. GOVERNING LAW. This License shall be governed by and construed in accordance with the laws of the State of Oklahoma.

     10.6. NO WAIVER. The failure of either party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     10.7. ATTORNEY'S FEES AND COSTS. In any action to enforce any rights or obligations of this License, the prevailing party shall be entitled to receive its costs and attorneys fees expended in such an action from the other party.

     10.8. RELATIONSHIP OF THE PARTIES. Each party hereto is acting as an independent contractor and not as agent, partner, or joint venturer with the other party for any purpose, and neither party shall represent to others or knowingly conduct itself otherwise. Except as provided in this License, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     10.9. NOTICES. All notices, demands and other communications ("Notices") pertaining to this License shall be given in the same manner as set forth in Section 12.4 of the Alliance Agreement.

     10.10. REMEDIES. Except as expressly limited herein, the rights and remedies granted to each party in this License are in addition to and not in lieu of any other rights and remedies which each party may have at law or in equity for any breach or default by the other of this License, including, without limitation, the right to obtain appropriate injunctive relief without

**CONFIDENTIAL**

             the necessity of bond to enforce this License against any breach of threatened breach hereof.

     10.11. BINDING. This License is binding on and inures to the benefit of the parties and the successors and permitted assigns of the parties hereto.

     10.12. ACKNOWLEDGMENT OF ALLOCATED RISKS. The parties hereto each acknowledge that the provisions of this License were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated by this License. The warranties, disclaimers and limitations of liability in this License are intended to limit and define the circumstances of liability for each party.

     10.13. FORCE MAJEURE. Neither party shall be responsible for failure of performance due to causes beyond its control, including, without limitation, accidents, acts of God, labor disputes, or the actions of third parties or Government agencies.

     10.14. CAPTIONS. The captions of the various sections hereof are for convenience only and are not part of the body or text of this License, nor are they intended to be used in interpreted the terms of the License.

     10.15. SEVERABILITY. If any provision of this License shall be held invalid or unenforceable, the remaining provisions of the License shall not be affected thereby and each remaining provisions shall be valid and enforceable to the fullest extent permitted by law.

     10.16. SUPPORT. i2 and viaLink agree to negotiate in good faith to determine what support levels will be provided, who will provide them, what additional fees will be charged therefore, and who will pay such fee for such support, if any, which may be needed by i2 from viaLink to support the requirements of i2's customers.

     10.17. SUBCONTRACTORS: Neither party shall use or hire any subcontractor or other third party to carry out its obligations or perform any of the terms of this License, without the prior written consent of the other, which shall not be unreasonably withheld.

     10.18. SURVIVAL. Sections 2.2, 3.2, 4, 5.4, 6, 7, 8 and 9 shall survive the termination or expiration of this License.

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**CONFIDENTIAL**

         IN WITNESS WHEREOF, the parties hereto have caused this Software License to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

                                  i2 TECHNOLOGIES, INC.,
                                  a Delaware corporation


                                  By: /s/ ROBERT C. DONOHOO
                                     ----------------------------------------
                                  Name: Robert C. Donohoo
                                       --------------------------------------
                                  Title: Corporate Counsel
                                        -------------------------------------

                                  THE viaLINK COMPANY,
                                  an Oklahoma corporation

                                  By: /s/ J. ANDREW KERNER
                                     ----------------------------------------
                                  Name: J. Andrew Kerner
                                       --------------------------------------
                                  Title: Chief Financial Officer
                                        -------------------------------------

             [BROBECK PHLEGER & HARRISON LLP ATTORNEYS AT LAW LOGO]






                                October 27, 1999




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                  Re:      Form 8-K

Ladies and Gentlemen:

                  On behalf of our client, The viaLink Company (the "Company"), we enclose herewith for filing pursuant to Rule 13a-11 under the Securities Exchange Act of 1934, as amended, one edgarized copy of the Company's Current Report on Form 8-K.

                  Concurrently herewith, in a letter to the Office of the Secretary of the Securities and Exchange Commission, we are requesting on behalf of the Company an order granting confidential treatment of certain portions of an exhibit to be filed with the Form 8-K, pursuant to Rule 24b-2 under the Securities Act and Section 552(b)(4) of the Freedom of Information Act (5 U.S.C.
Section 552 et seq.), which exhibit has been redacted accordingly in this filing.


                                           Very truly yours,

                                           Brobeck, Phleger & Harrison LLP


                                           /s/ MARY ANN JAMES
                                           -------------------------------------
                                           Mary Ann James

Enclosure